UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITADEL BROADCASTING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

To the Stockholders of Citadel Broadcasting Corporation:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Citadel Broadcasting Corporation (the “Company”) to be held on Wednesday, May 24, 2006, at 8:30 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor Room C, New York, NY 10017.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Please read these documents so you will be informed about the business to come before the meeting.

The purpose of the Annual Meeting is to elect three members of the Company’s Board of Directors, to approve the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan, to approve modifications to certain existing long-term incentive compensation arrangements with our chief executive officer, to ratify the appointment of the Company’s independent accountants and to conduct such other business as may properly come before the meeting or any adjournment or postponement thereof. You are not being asked to act on any matters relating to our proposed merger with the ABC radio businesses of The Walt Disney Company, which we intend to describe to you in a separate document in the coming months.

Your vote is important, regardless of the number of shares you own. It is important that you mark, sign, date, and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. If you do later decide to attend, your proxy will be automatically revoked if you vote in person. Accordingly, you are urged to mark, sign, date, and return the proxy card now in order to ensure that your shares are represented at the meeting.

We appreciate your continued support.

Sincerely,

Farid Suleman
Chairman and Chief Executive Officer

Las Vegas, Nevada

April 17, 2006

CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2006

To the Stockholders of Citadel Broadcasting Corporation:

The 2006 Annual Meeting of Stockholders of Citadel Broadcasting Corporation (the “Company”) will be held on Wednesday, May 24, 2006 at 8:30 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor Room C, New York, NY 10017. The purpose of the meeting is to consider and act upon:

1.	the election of three Class III directors to the Company’s Board of Directors;

2.	the approval of the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan;

3.	the approval of the terms of the agreement to cancel certain fully vested stock options held by Mr. Suleman, our chief executive officer, and to replace them with fully vested restricted stock units with a deferred distribution date;

4.	the ratification of the appointment of Deloitte & Touche LLP to serve as independent accountants for the year ending December 31, 2006; and

5.	such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 30, 2006 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Company’s Annual Report to Stockholders for the year ended December 31, 2005 is also enclosed.

By Order of the Board of Directors

Patricia Stratford
Secretary

Las Vegas, Nevada

April 17, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

PROXY STATEMENT

2006 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This Proxy Statement (first mailed to stockholders on or about April 21, 2006) is furnished in connection with the solicitation of proxies by Citadel Broadcasting Corporation (the “Company”) for use at the Company’s 2006 Annual Meeting of Stockholders, to be held on Wednesday, May 24, 2006, at 8:30 a.m., local time, at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor Room C, New York, NY 10017, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted, as outlined below.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 accompanies this Proxy Statement but does not form a part of the proxy soliciting material.

If your shares of common stock of the Company are registered directly in your name on the records of Computershare Investor Services, you are considered a stockholder of record and will receive your proxy soliciting material from the Company. If your shares are held through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in street name and will receive your proxy soliciting material from your broker, bank or other institution. If you hold your shares in street name, you are generally entitled to provide voting instructions to the registered holder.

The shares of common stock of the Company represented by valid proxies that we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards received pursuant to this solicitation that are not later revoked. Voting your proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

FOR Proposal 1 — the election of the Board of Directors’ nominees for Class III directors;

FOR Proposal 2 — the approval of the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan;

FOR Proposal 3 — the approval of the terms of the agreement to cancel certain fully vested stock options held by Mr. Suleman, our chief executive officer, and to replace them with fully vested restricted stock units with a deferred distribution date; and

FOR Proposal 4 — the ratification of Deloitte & Touche LLP as the Company’s independent accountants.

If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

On March 16, 2006, the compensation committee of the Board of Directors approved the grants of performance shares under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) to three executive officers and approved modifications to existing long-term incentive compensation arrangements with the Company’s chief executive officer. The effectiveness of these actions is contingent on the Company’s receipt of stockholder approval of Proposals 2 and 3 in this Proxy Statement.

VOTING SECURITIES

The Company has one class of outstanding voting securities, common stock, par value $0.01 per share. As of March 30, 2006, there were 110,789,226 shares of common stock of the Company outstanding, net of shares held in treasury. Only stockholders of record of common stock of the Company at the close of business on March 30, 2006, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

Each share of common stock of the Company is entitled to one vote. The presence in person or by proxy of holders of a majority of the voting power of the shares of common stock of the Company outstanding and entitled to vote at the meeting on the record date will constitute a quorum, permitting the stockholders to act on Proposal 1 regarding the election of directors; Proposal 2 regarding approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan; Proposal 3 regarding approval of the agreement to cancel certain fully vested stock options held by Mr. Suleman, our chief executive officer, and to replace them with fully vested restricted stock units with a deferred distribution date; Proposal 4 regarding the appointment of our independent accountants; and other business matters properly brought before the Annual Meeting.

The vote of a plurality of the shares of the common stock of the Company present in person or by proxy at the Annual Meeting is required to elect each of the Class III director nominees. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a plurality of the votes cast at the meeting.

For all other business matters, including the matters set forth in Proposals 2, 3 and 4 in this Proxy Statement, the affirmative vote of the holders of a majority of the voting power of the shares of common stock of the Company entitled to vote at the meeting and constituting a quorum is required to pass the proposal. Abstentions with respect to these other matters will be considered a vote against the proposal and broker non-votes will have no effect on such matters since these votes will not be considered present and entitled to vote for this purpose. Broker non-votes will, however, be considered as present for determining whether a quorum is present at the meeting. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

VOTING BY PROXY

If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR Proposal 1 — the election of the Board of Directors’ nominees for Class III directors;

FOR Proposal 2 — the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan;

FOR Proposal 3 — the approval of the terms of the agreement to cancel certain fully vested stock options held by Mr. Suleman, our chief executive officer, and to replace them with fully vested restricted stock units with a deferred distribution date; and

FOR Proposal 4 — the ratification of Deloitte & Touche LLP as the Company’s independent accountants.

Management is not aware of any matters, other than those specified above, that will be presented for action at the Annual Meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

As of March 30, 2006, Forstmann Little partnerships held approximately 69% of the combined voting power of the outstanding common stock of the Company. Accordingly, Forstmann Little partnerships will have sufficient voting power to elect all members of the Board of Directors and to control substantially all other actions that may come before the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of the common stock of the Company. The table includes:

•	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company;

•	each of the Company’s current directors and each other person who served as a director in 2005;

•	each current executive officer of the Company named in the summary compensation table in this Proxy Statement and each other person who served as an executive officer in 2005; and

•	all such directors and all executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them, except to the extent this power may be shared with a spouse. Unless indicated below, the address for each individual listed below is City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128.

As of March 30, 2006, there were 110,789,226 shares of common stock of the Company outstanding, net of shares held in treasury.

	Shares Beneficially Owned(1)
Name	Number	Percent
5% Stockholders:
Forstmann Little & Co. Equity Partnership-VI, L.P.(2)	34,484,608	31.13%
Forstmann Little & Co. Equity Partnership-VII, L.P.(2)	11,064,880	9.99%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.(2)	21,662,812	19.55%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.(2)	9,065,403	8.18%
T. Rowe Price Associates, Inc.(3)	8,669,450	7.83%
T. Rowe Price Mid-Cap Growth Fund, Inc.(3)	6,500,000	5.87%

Directors:
Farid Suleman(2)(4)(5)	6,304,767	5.47%
Katherine Brown(6)	12,500	*
David W. Checketts(7)(8)	42,500	*
J. Anthony Forstmann(2)(9)	37,500	*
Theodore J. Forstmann(2)	76,277,703	68.85%
Gordon A. Holmes(2)(8)	—	*
Sandra J. Horbach(2)	—	*
Michael A. Miles(2)(7)(10)	42,500	*
Charles P. Rose, Jr.(9)	57,500	*
Herbert J. Siegel(11)	25,000	*
Wayne T. Smith(2)(12)	15,000	*

Other Named Executive Officers:
Judith A. Ellis(13)	237,842	*
Patricia Stratford(14)	21,250	*
Randy L. Taylor(15)	52,883	*

All Directors and Executive Officers as a Group (14 persons)(16)	83,126,945	71.87%

*	Less than 1%.

(1)	A person or group of persons is deemed to have “beneficial ownership” of any shares of common stock of the Company when a person or persons has the right to acquire them (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. For purposes of computing the percentage of outstanding shares of common stock of the Company held by each person or group of persons named above, any shares which a person or persons have the right to acquire within 60 days after the date of this Proxy Statement are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the table does not necessarily reflect the person’s actual voting power at any particular date.
(2)

The general partner of Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership (“Equity-VI”), and Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership (“Equity-VII”), is FLC XXXII Partnership, L.P., a New York limited partnership (“FLC XXXII”). The general partners of FLC XXXII are Theodore J. Forstmann, Winston W. Hutchins and T. Geoffrey McKay. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership (“MBO-VII”), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership (“MBO-VIII”), is FLC XXXIII Partnership, L.P., a New York limited partnership (“FLC XXXIII”). The general partners of FLC XXXIII are Theodore J. Forstmann, Winston W. Hutchins and T. Geoffrey McKay. During his tenure as a director of the Company, Gordon A. Holmes was a general partner of FLC XXXII and FLC XXXIII, until his resignation therefrom as of November 1, 2005, at which time he became a limited partner of those partnerships. Accordingly, each of the individuals named above, other than Mr. Holmes and Mr. McKay for the reasons described below, may be deemed the beneficial owners of shares owned by Equity-VI, Equity-VII, MBO-VII and MBO-VIII and, for purposes of this table, beneficial ownership is included. While he was a general partner Mr. Holmes did not have (and as a limited partner he does not have), and Mr. McKay does not have any voting or investment power with respect to, or any economic interest in, the shares of common stock of the Company held by Equity-VI, Equity-VII, MBO-VII or MBO-VIII; and, accordingly, Mr. Holmes was not (and is not) and Mr. McKay is not deemed to be a beneficial owner of these shares. Messrs. Theodore J. Forstmann and J. Anthony Forstmann are brothers. Mr. Miles is a member of the Forstmann Little advisory board and is an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company. Messrs. J. Anthony Forstmann, Michael A. Miles and Farid Suleman are special limited partners of Forstmann Little & Co. Sandra J. Horbach is a limited partner in FLC XXXII and FLC XXXIII, which gives her an economic interest in certain portfolio investments, including the Company, but no voting or investment power with respect to the shares of common stock of the Company held by Equity-VI, Equity VII, MBO-VII or MBO-VIII. Accordingly, Ms. Horbach is not deemed to be a beneficial owner of these shares except to the extent of any pecuniary interest therein. Wayne T. Smith is a limited partner in Equity VI and Equity VII, which gives him an economic interest, but no voting or investment power, in the shares of common stock of the Company held by those entities. Accordingly, Mr. Smith is not deemed to be a beneficial owner of these shares except to the extent of any pecuniary interest therein. None of the other limited partners in each of FLC XXXII, FLC XXXIII, Equity-VI, Equity-VII, MBO-VII and MBO-VIII is otherwise affiliated with the Company or Forstmann Little & Co. The address of FLC XXXII, FLC XXXIII, Equity-VI, Equity-VII, MBO-VII and MBO-VIII is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. The address for J. Anthony Forstmann, Theodore J. Forstmann, Gordon A. Holmes, Sandra J. Horbach, Winston W. Hutchins, T. Geoffrey McKay, Michael A. Miles, and Farid Suleman is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. In connection with the Agreement and Plan of Merger by and among The Walt Disney Company (“Disney”), ABC Chicago FM Radio, Inc., the Company and Alphabet Acquisition Corp., dated February 6, 2006 (the “ABC Radio Merger Agreement”), Equity-VI, Equity-VII, MBO-VII and MBO-VIII entered into a Support Agreement with Disney. In connection therewith, Disney filed a Schedule 13D with the SEC on February 15, 2006 in which Disney stated that neither the filing of the statement nor any of its contents shall be deemed to constitute an admission by Disney that it is the beneficial owner of any of the shares of common stock of the Company referred to therein for purposes of the Exchange Act of 1934, or for any other purpose, and Disney expressly disclaimed such beneficial ownership.
(3)	These securities are owned by various individual and institutional investors. As reported in the Schedule 13G filed with the SEC dated February 13, 2006, T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power over 1,389,800 shares and sole dispositive power over 8,669,450 shares, which includes 6,500,000 shares over which T. Rowe Price Mid-Cap Growth Fund, Inc. (“Price Mid-Cap”) has sole voting power. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates may be deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates and Price Mid-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)	Includes 4,462,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided. Also includes 1,250,000 shares of restricted stock which vest in three equal portions annually, commencing on September 20, 2006. On March 16, 2006, the compensation committee approved the cancellation of the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and replacement of them with 2,868,006 fully vested restricted stock units with a deferred distribution date. In addition, the compensation committee approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004 and approved the grant of 1,131,994 shares of performance-based restricted stock that will vest over a two-year period subject to certain performance objectives. The compensation committee also approved modifications to the vesting terms of Mr. Suleman’s 1,250,000 shares of restricted stock to make them subject to the Company’s satisfaction of certain performance objectives and to extend the vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008. The effectiveness of these actions is subject to stockholder approvals of Proposals 2 and 3 in this Proxy Statement. Assuming stockholder approval is received at the Annual Meeting, as of the date hereof Mr. Suleman would be deemed the beneficial owner of 5,954,767 shares of common stock of the Company, representing 5.18% of the common stock outstanding.
(5)	Mr. Suleman holds 20,000 shares as custodian for his children, for which he disclaims any beneficial ownership. These shares were not considered for purposes of calculating Mr. Suleman’s beneficial ownership interest.
(6)	Includes 12,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.
(7)	Includes 42,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.
(8)	Mr. Holmes and Mr. Checketts resigned from the Board of Directors effective November 1, 2005 and March 27, 2006, respectively.
(9)	Includes 37,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.
(10)	Pursuant to a contractual arrangement with FLC XXXII Partnership, L.P., an affiliate of Forstmann Little & Co. Equity Partnership-VI, L.P., Mr. Miles is entitled to payment from such affiliate in respect of certain share dispositions to the extent proceeds of dispositions exceed $13.00 per share. Alternatively, Mr. Miles may purchase such shares for $13.00 per share. These shares were not considered for purposes of calculating Mr. Miles’ beneficial ownership interests.
(11)	Includes 25,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.
(12)	Mr. Smith became a director on April 10, 2006.
(13)

Includes 168,750 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided. On March 16, 2006, the compensation committee approved the grant of 100,000 shares of performance-based restricted stock that will vest over a two-year period subject to certain performance objectives. The effectiveness of this grant is subject to stockholder approval of Proposal 2 in this Proxy Statement. Assuming stockholder approval is received at the Annual Meeting, as of the date hereof Ms. Ellis would be deemed the beneficial owner of 337,842 shares of common stock of the Company, representing less than 1% of the common stock outstanding.
(14)	Includes 16,250 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided. On March 16, 2006, the compensation committee approved the grant of 50,000 shares of performance-based restricted stock that will vest over a two-year period subject to certain performance objectives. The effectiveness of this grant is subject to stockholder approval of Proposal 2 in this Proxy Statement. Assuming stockholder approval is received at the Annual Meeting, as of the date hereof Ms. Stratford would be deemed the beneficial owner of 66,250 shares of common stock of the Company, representing less than 1% of the common stock outstanding.
(15)	Mr. Taylor resigned and terminated his employment with the Company effective October 1, 2005.
(16)	Includes 4,845,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

Stockholder’s Agreements

In June 2001, 15 employees (together with two entities controlled by an employee) were awarded the right to purchase, and actually purchased, shares of common stock of the Company. Mr. Taylor, one of the Company’s named executive officers in fiscal year 2005 who resigned at the end of the third quarter, was among these 15 employees and purchased 88,785 shares of common stock of the Company for approximately $6.76 per share. In accordance with the terms of Mr. Taylor’s stockholder’s agreement, upon his departure from the Company in 2005, the Company purchased from him 17,757 shares of common stock of the Company. In addition, at the time of his appointment as Chief Executive Officer, Mr. Suleman purchased 1,143,000 shares of class B common stock of the Company at a purchase price of $3.50 per share, which shares were converted into 592,074 shares of common stock of the Company in connection with the Company’s initial public offering. In May 2003, Judith A. Ellis, the Company’s Chief Operating Officer, was awarded the right to purchase, and actually purchased, a total of 48,899 shares of common stock of the Company for approximately $10.23 per share. The price paid for these shares was based upon the estimated fair value of the shares on the date of purchase. These members of our management entered into stockholder’s agreements relating to these shares of common stock of the Company, which, among other things, restrict the transfer of the shares of common stock. The stockholder’s agreements are substantially identical and are summarized below. As of March 30, 2006, the Company has an aggregate amount of 1,262,759 shares of common stock of the Company subject to stockholder’s agreements.

The stockholder’s agreements provide that the stockholder may participate proportionately in any sale by the Forstmann Little partnerships of their shares of common stock of the Company to a third party. In addition, the stockholder may, and may be required to (if determined by the Board of Directors), participate proportionately in a public offering of shares of common stock of the Company by the Forstmann Little partnerships, by selling the same percentage of his or her shares that the Forstmann Little partnerships are selling of their shares. If the Forstmann Little partnerships sell their common stock of the Company to a third party, the Forstmann Little partnerships may require the stockholder to sell a proportionate amount of his or her shares and, if stockholder approval of the transaction is required, to vote his or her shares in favor of the sale. The provisions described in this paragraph are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine with the ABC Radio Stations and ABC Radio Network businesses, in accordance with the terms of the ABC Radio Merger Agreement.

If a stockholder’s employment is terminated, the Company has the option to purchase any unvested shares of common stock of the Company held by the stockholder that are subject to the terms of a stockholder’s agreement. The purchase price for these shares is the stockholder’s cost. If a stockholder engages in prohibited or competitive activities, or criminal acts, or grossly or willfully neglects his or her duties, we have the option to purchase any shares of common stock of the Company held by the stockholder that are subject to the terms of a stockholder’s agreement. The purchase price for these shares is the lesser of the stockholder’s cost or the book value per share.

If a stockholder’s employment is terminated without cause, a stockholder may require the Company to purchase all, but not less than all, of the shares of common stock of the Company held by the stockholder that are subject to the terms of a stockholder’s agreement. The purchase price for these shares is the stockholder’s cost, except that in the case of the repurchase of vested shares from a stockholder terminated by reason of death, permanent disability or adjudicated incompetency, the purchase price is fair value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than 10% of the common stock of the Company to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that during the year ended December 31, 2005, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with two exceptions: Ms. Judith A. Ellis, the Company’s Chief Operating Officer, and Ms. Patricia Stratford, the Company’s Acting Chief Financial Officer, each made one late filing, in each case due to an unintentional administrative oversight. Ms. Ellis’s filing was to reflect the grant of options to her in February 2005 and Ms. Stratford’s filing was in connection with her becoming a named executive officer of the Company.

CORPORATE GOVERNANCE

Companies listed on the NYSE must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company need not comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Since four of the Company’s stockholders, Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., which are affiliates of each other, control 69% of the combined voting power of the common stock of the Company, the Company has elected to avail itself of the above exemptions from these three requirements. Accordingly, the Company’s Board of Directors has standing compensation and audit committees, but not a nominating/corporate governance committee. The Board has affirmatively determined that Charles P. Rose, Jr., Wayne T. Smith, at least two of the members of the compensation committee, Sandra J. Horbach and Herbert J. Siegel, and both members of the audit committee, Katherine Brown and Michael A. Miles, qualify as “independent” under the NYSE’s and SEC’s corporate governance rules, and that our Chairman and Chief Executive Officer, Farid Suleman, does not qualify as “independent” under either set of rules.

The Company has undertaken a review of its corporate governance policies and taken the following measures to comply with the rules and regulations of the SEC and NYSE regarding corporate governance practices:

•	Adopted governance guidelines for the Board of Directors.

•	Adopted procedures for our non-management directors to meet in executive sessions.

•	Adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees.

•	Adopted a Code of Ethics that is applicable to our principal executive officer and senior financial and accounting officers.

•	Adopted a policy on reporting of improper financial practices to address accounting or auditing concerns.

•	Adopted an Audit Committee Charter, incorporating the applicable requirements of Sarbanes-Oxley, the New York Stock Exchange and the related regulations.

•	Adopted a Compensation Committee Charter, incorporating the applicable requirements of Sarbanes-Oxley, the New York Stock Exchange and the related regulations.

•	Adopted a procedure for handling complaints regarding accounting matters.

•	Adopted a Securities Trading Policy to ensure that persons subject to the reporting requirements of Section 16 of the Exchange Act will be able to comply with all applicable filing requirements in a timely manner.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial and Accounting Officers, as well as the Audit Committee Charter and Compensation Committee Charter are available on the Company’s website at www.citadelbroadcasting.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2001, the Company was capitalized by four partnerships affiliated with Forstmann Little & Co. and members of the Company’s management to acquire Citadel Communications Corporation, which was then a publicly owned company. The Company financed the acquisition by issuing its common stock to the Forstmann Little partnerships and members of management, by incurring indebtedness under a new credit facility and by issuing an aggregate of $500 million of subordinated debentures to two of the Forstmann Little partnerships. These partnerships immediately distributed the subordinated debentures to their respective limited partners. The subordinated debentures were general senior subordinated obligations, were not subject to mandatory redemption and were to mature in three equal annual installments beginning June 26, 2012, with the final payment due on June 26, 2014. The debentures bore interest at a fixed rate of 6%, payable semi-annually in June and December each year. On February 18, 2004, the Company prepaid all of the outstanding subordinated debentures with the net proceeds from the offering by the Company of 9,630,000 shares of common stock and the issuance of $330.0 million of convertible subordinated notes.

Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of common stock of the Company, to designate a nominee for election to the Company’s Board of Directors, and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected. The contractual rights to designate a nominee for election to the Company’s Board of Directors described in this paragraph are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine with the ABC Radio Stations and the ABC Radio Network businesses, in accordance with the terms of the ABC Radio Merger Agreement.

The Company has also granted to the Forstmann Little partnerships six demand rights to cause the Company to file a registration statement under the Securities Act covering resales of all shares of common stock of the Company held by the Forstmann Little partnerships, and to cause the registration statement to become effective. The registration rights agreement also grants “piggyback” registration rights permitting the Forstmann Little partnerships to include their registrable securities in a registration of securities by the Company. Under the agreement, the Company will pay the expenses of these registrations.

The Company reimburses Forstmann Little & Co. and its affiliates for expenses paid on the Company’s behalf and receives reimbursements from Forstmann Little & Co. for expenses paid on its behalf, including travel and related expenses, and office and other miscellaneous expenses. For the year ended December 31, 2005, the

Company reimbursed Forstmann Little & Co. and its affiliates a net amount of approximately $2.2 million. Forstmann Little & Co. also provides use of office space to certain of the Company’s executive officers and employees at no cost.

FL Aviation Corp., an affiliate of Forstmann Little & Co., operates and maintains the Company’s corporate aircraft at cost. In connection therewith, the Company reimburses all costs incurred by FL Aviation Corp. in operating the aircraft.

The Company’s Chairman and Chief Executive Officer, Farid Suleman, is a special limited partner of Forstmann Little & Co. Mr. Suleman was paid approximately $0.6 million in 2005 for providing advice and consulting services to Forstmann Little & Co. as a special limited partner. Mr. Suleman has the right to invest in Forstmann Little & Co. portfolio investments from time to time. Mr. Suleman has informed us that he has not invested in the Forstmann Little partnerships’ investments.

Certain of our other directors also have or have had relationships with Forstmann Little & Co. Theodore J. Forstmann is the senior partner of Forstmann Little & Co. J. Anthony Forstmann is his brother and a special limited partner of Forstmann Little & Co. Michael A. Miles also is a special limited partner of Forstmann Little & Co. and serves on the Forstmann Little advisory board. Sandra J. Horbach and Gordon A. Holmes each were general partners of the Forstmann Little partnerships that are general partners of the funds that own shares of common stock of the Company until they resigned from those positions in 2004 and as of November 1, 2005, respectively, and became limited partners of those partnerships. Wayne T. Smith is a limited partner of two of the funds that own shares of common stock of the Company. As a result of their relationships with Forstmann Little & Co., Messrs. T. Forstmann, Anthony Forstmann, Miles and Smith and Ms. Horbach have an economic interest in certain of the Forstmann Little & Co. partnerships and their portfolio investments, including the Company, but of those directors, only Mr. T. Forstmann has any voting or investment power over the shares of common stock of the Company. Herbert J. Siegel serves as a director of IMG Worldwide Holdings Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co. David W. Checketts, a director of the Company until his resignation effective March 27, 2006, also serves as a director of IMG Worldwide Holdings Inc. In addition, on January 31, 2005, Mr. T. Forstmann made a loan in the principal amount of $3,500,000 to Sports Capital Partners, LLC, an entity controlled by Mr. Checketts. The loan was repaid in its entirety, with interest, prior to the end of the third quarter in fiscal year 2005.

On February 18, 2004, the Company completed a public offering of 29,630,000 shares of its common stock at $19.00 per share, including 9,630,000 primary shares sold by the Company and 20,000,000 shares sold by certain of the Company’s stockholders. The 20,000,000 shares included 19,856,626 and 18,338 shares of common stock of the Company sold by Forstmann Little & Co. and its affiliates and Randy Taylor, a former executive officer of the Company, respectively.

Randy L. Taylor, a former executive officer of the Company, was indebted to the Company since June 2001 under a promissory note which bore an annual interest rate of 5.02%. This note was delivered to the Company by Mr. Taylor in partial payment for his purchase of common stock of the Company. The promissory note was secured by the 88,785 shares of common stock of the Company to which it relates. On February 18, 2004, Mr. Taylor repaid $304,466 of his note using proceeds of the sale of 18,338 shares of common stock of the Company, and in July 2004, Mr. Taylor repaid an additional $75,000. In connection with his departure from the Company in 2005, Mr. Taylor repaid in full all outstanding amounts owed under the promissory note.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2005, the Board of Directors met six times. During 2005, each director attended at least 75% of the total number of meetings of the Board of Directors, except for Messrs. Anthony Forstmann and Rose, who each attended four out of the six meetings.

As discussed above under the heading, “Corporate Governance”, the Company has elected to avail itself of the exemptions from the NYSE corporate governance rules under Section 303A available to listed companies of which more than 50% of the voting power is held by an individual, a group or another company. Accordingly, during the year ended December 31, 2005, the Board had two standing committees, the audit committee and the compensation committee, and did not have any other standing committees.

Although the Board does not have a formal nominating/governance committee, Theodore Forstmann, Sandra J. Horbach and Farid Suleman have from time to time acted as an ad hoc committee for the purpose of identifying and recruiting qualified Board members consistent with the principles and director qualifications set forth in the Company’s Corporate Governance Guidelines. In addition, as discussed at page 39 of this Proxy Statement, stockholders may propose nominees for consideration by the Board by timely submitting names and supporting information to the Chairman of the Board or to the Company’s Secretary.

The Board has not designated a presiding director of executive sessions held on a regular basis by non-management directors. Instead, a presiding director is selected at the time of such sessions by the other non-management directors present.

Any interested party that wishes to communicate directly with the non-management directors may do so by writing to the following address:

Citadel Broadcasting Corporation

Attn: Non-Management Directors

7201 W. Lake Mead Blvd., Suite 400

Las Vegas, Nevada 89128

or by sending an email to the following address:

nonmanagementdirectors@citcomm.com

Communications will be distributed as appropriate to the Board depending upon the facts and circumstances outlined in the communication.

The Company does not have a policy regarding Board members’ attendance at the annual meeting of stockholders.

The Audit Committee

The audit committee provides assistance to the Company’s Board of Directors in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance function. The audit committee also oversees the audit efforts of the Company’s independent accountants and takes those actions it deems necessary to satisfy itself that the accountants are independent of management.

The audit committee is primarily responsible for oversight of the integrity of the financial reporting process and financial statements of the Company. In general, the audit committee is responsible for the financial statements and disclosure matters, oversight of the Company’s relationship with the independent accountants, oversight of the Company’s internal audit function and oversight of compliance responsibilities. As part of these responsibilities, the audit committee, among other things:

•	appoints, retains and replaces the independent accountants for the Company;

•	reviews the compensation of and services performed by the independent accountants, including non-audit services (if any);

•	reviews and discusses the preparation of quarterly and annual financial reports with the Company’s management and its independent accountants;

•	discusses with its independent accountants the matters required by SAS 61, Codification of Standards on Auditing Standards and evaluating the independence of the accountants in accordance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	reviews and discusses major issues regarding the Company’s accounting principles with management and financial statement presentations and major issues as to the adequacy of the Company’s internal controls;

•	reviews and discusses the initial adoption of, and all significant changes to, critical accounting policies and practices used by the Company with the independent accountants;

•	evaluates the qualifications, performance and independence of the auditors;

•	reviews the significant reports to management prepared by the internal auditing department and any management responses; and

•	reviews reports and disclosures of insider and affiliated party transactions.

The members of the audit committee in 2005 were Michael A. Miles, David W. Checketts and Katherine Brown. Effective March 27, 2006, Mr. Checketts resigned from our Board of Directors. The Board of Directors has appointed Wayne T. Smith to replace Mr. Checketts on the Board and, effective May 1, 2006, to serve as a member of the audit committee.

The Board of Directors has considered the independence of each of the members of the audit committee and Mr. Smith and determined that each of them qualifies as independent under rules of the NYSE and the SEC. The Board of Directors made this determination after considering the following relationships and assessing the potential effect of these relationships on the independence of the named director:

•	Mr. Miles is a member of the Forstmann Little advisory board and an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company.

•	Mr. Miles is a special limited partner of Forstmann Little & Co.

•	Mr. Smith is a limited partner in two of the partnerships of Forstmann Little & Co., which gives him an economic interest in certain portfolio investments, including the Company.

•	Mr. Smith is a director of 24 Hour Fitness Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co.

•	Mr. Smith is the Chairman of the Board, President and CEO of Community Health Systems, Inc. (“CHS”), a majority of the stock of which was controlled by certain affiliated partnerships of Forstmann Little & Co. until their sale of their interest in CHS in 2004.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Miles because he has not made any commitment to the affiliated partnerships of Forstmann Little & Co. and none of the rights of an advisory board member or a special limited partner of Forstmann Little & Co. are contingent in any way on or affected by his continued service as a director or member of our audit committee nor do his duties as an advisory board member and special limited partner of Forstmann Little & Co. conflict with his duties as a member of the audit committee. The Board of Directors is not aware of any other relationships involving the audit committee and the Company that required an assessment of materiality by the Board.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Smith because none of the rights of a limited partner of the affiliated partnerships of Forstmann Little & Co. or his duties as the Chairman, President and CEO of CHS or as a director of 24 Hour Fitness Worldwide, Inc. are contingent in any way on or affected by his continued service as a director or member of our audit committee nor conflict with his duties as a director or member of the audit committee. The Board of Directors is not aware of any other relationships involving the audit committee and the Company that required an assessment of materiality by the Board.

The Board, in its business judgment, has determined that each of the audit committee members and Mr. Smith is financially literate. In addition, the Board of Directors has determined that Mr. Miles is an “audit committee financial expert” as defined under the applicable rules of the SEC.

During 2005, the audit committee held seven meetings, including four meetings to review quarterly results with the independent auditors. Each director who was a member of the audit committee during 2005 attended all of the meetings of the committee. The Board of Directors has adopted a written audit committee charter. The charter is attached hereto as Appendix A and is also available on the Company’s website at www.citadelbroadcasting.com or upon the request of the stockholder by writing to the Company’s Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

Report of the Audit Committee

The audit committee reviewed and discussed with both management and its independent accountants all financial statements prior to their filing with the SEC. In connection with the December 31, 2005 financial statements, the audit committee (1) reviewed and discussed the audited financial statements with management, including any significant transactions or issues; and (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended. The audit committee also discussed with Deloitte & Touche LLP (“D&T”) their independence, including a consideration of the compatibility of non-audit services with such independence, and received from D&T written disclosures and the letter from D&T required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon these reviews and discussions, the audit committee has recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Katherine Brown

Michael A. Miles

The Compensation Committee

The Board of Directors established a compensation committee on February 24, 2005. Three members of the Board serve on the compensation committee: Sandra J. Horbach, chairperson, Theodore J. Forstmann and Herbert J. Siegel. Although the Company continues to avail itself of the exemptions from the NYSE corporate governance rules under Section 303A available to listed companies of which more than 50% of the voting power is held by an individual, a group or another company, the Board has considered the independence of each of the members of the compensation committee and determined that Ms. Horbach and Mr. Siegel qualify as independent directors under the rules of the NYSE.

The compensation committee is responsible for discharging the Board’s duties and responsibilities relating to compensation of the Company’s directors and executive officers and overseeing the Company’s various employee welfare and benefits plans. These duties include discussing, reviewing and determining the compensation of our chief executive officer and other senior executives, reviewing and recommending compensation plans for the Company, modifying existing compensation plans, making awards under such plans and performing such other functions as are designated in the compensation committee charter or commonly performed by compensation committees.

The compensation committee met two times during the fiscal year ending December 31, 2005, and each director who is a member of the compensation committee attended all the meetings. The compensation committee has a written charter that is available to the public on the Company’s website at www.citadelbroadcasting.com or upon request of the stockholder by writing to the Company’s Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

Report of the Compensation Committee

Fiscal 2005 Executive Compensation

It is the policy of the Board and compensation committee to provide attractive compensation packages to the Company’s executive officers to attract and retain individuals with the appropriate experience and skills, to motivate them to devote their full energies to our success, to reward them for their services and to align their interests with the interests of our stockholders. Considering all of the foregoing, our executive compensation packages currently consist primarily of base salaries, annual cash bonuses, stock options, restricted shares of our common stock and other stock-based incentive compensation.

Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation will be able to deduct, for federal income tax purposes, compensation paid to its named executive officers in excess of $1,000,000 per year only if the compensation is paid pursuant to qualified performance-based compensation plans approved by our stockholders. Compensation as defined under Section 162(m) includes, among other things, base salary, incentive compensation and income attributable to stock option and restricted stock transactions. The compensation committee’s primary objective in designing and administering our compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the compensation committee also intends to structure its compensation programs such that compensation paid thereunder will be tax deductible by us to the maximum extent possible. The compensation committee intends to consider, on a case-by-case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary compensation but reserves the right to pay compensation that is not deductible under Section 162(m).

Determinations as to appropriate base salaries of our executive officers are largely subjective and do not depend upon the application of a particular formula or the use of designated benchmarks. In general, the level of base salary is intended to provide appropriate base pay to our executive officers, taking into account the competitive employment market for comparable positions, each individual’s historical contribution to our success, each individual’s unique value and, when appropriate, the recommendations of Mr. Suleman. In establishing base salaries for our executive officers in 2005, we considered numerous factors, including a subjective assessment of each individual’s performance, the nature of the individual’s responsibilities, the individual’s contributions and importance to us, the individual’s historical compensation and the nature and extent of the individual’s other forms of compensation. We anticipate that future determinations of base salary made by the compensation committee will be based on similar factors. More information is available in the Summary Compensation Table provided on page 17.

Cash bonuses are generally based on the achievement of specific financial and operating objectives such as targeted results for EBITDA and free cash flow. Each executive officer is assigned a target bonus, which is generally expressed as a percentage of base salary. Target bonuses vary in relation to each individual’s responsibilities. Cash bonuses are paid based on the achievement of individual objectives considered along with our performance as a whole. In certain cases, bonuses have been guaranteed based on the compensation package negotiated at the time of employment. All of our executive officers are participants in the bonus program. More information is available in the Summary Compensation Table provided on page 17.

We also utilize long-term incentive awards as a means of linking our directors’, executives’ and other employees’ interests with our stockholders’ interests, supporting business plans and long-term Company goals, tying executive compensation to Company performance and attracting and retaining talented leadership. We generally use stock options, restricted shares of our common stock, restricted stock units and other stock-based incentive compensation to provide such long-term incentive compensation. The compensation committee determines the number of incentive awards granted to our executive officers and other employees on an individual, discretionary basis based, as appropriate, on the recommendation of Mr. Suleman, discussions with outside advisors and the deliberations of the compensation committee.

In the past, these awards primarily have been comprised of stock options and time-vesting restricted stock. The Long-Term Incentive Plan, however, also permits other types of awards, including stock appreciation rights, performance awards and phantom shares. On March 16, 2006, we approved the grants of performance shares to three executive officers and approved modifications to existing time-vesting restricted stock held by the Company’s chief executive officer, subject to receipt of stockholder approval to Proposal 2 in this Proxy Statement. If the stockholders approve the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan contained in Proposal 2 in this Proxy Statement, then in addition to the grants made on March 16, 2006, we may increasingly utilize performance awards in our approach to long-term incentive compensation.

Compensation of the Chief Executive Officer

All compensation awarded in 2005 to our CEO, Farid Suleman, was made pursuant to the terms of compensation arrangements negotiated on the Board’s behalf by Theodore Forstmann and Sandra Horbach at the time Mr. Suleman joined us in 2002 and subsequently renegotiated and approved by us on October 25, 2005. In 2005, this payment included a base salary of $1,074,375 and a year-end bonus of $681,000. Effective as of September 20, 2005, Mr. Suleman became eligible to receive an annual salary in the amount of $1,250,000, subject to annual review and adjustment by the compensation committee, and the value of the annual bonus that Mr. Suleman is eligible to receive is between $1 million and $2 million, the actual value of which is to be set by the compensation committee and to be payable either in cash or in the form of warrants to purchase common stock of the Company at the option of the compensation committee, in both cases in accordance with past practices. In addition, in 2005 we granted to Mr. Suleman options to purchase 450,000 shares of common stock of the Company and 1,250,000 shares of time-vesting restricted stock. The 450,000 stock options vest in four annual installments, beginning on May 24, 2006, and have an exercise price of $13.50 per share. The 1,250,000 shares of time-vesting restricted stock vest in three annual portions, beginning on September 20, 2006. Other than as described in the Summary Compensation Table on page 17 in this Proxy Statement, Mr. Suleman received no other compensation from us in 2005, and, accordingly, neither the Board nor the compensation committee took any other action with respect to Mr. Suleman’s compensation during the year.

As described in more detail under Proposals 2 and 3 in this Proxy Statement, on March 16, 2006, subject to stockholder approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan at the Annual Meeting, we approved the modification of the vesting terms of the 1,250,000 shares of restricted stock granted to Mr. Suleman effective September 20, 2005, to subject them to additional criteria based on the Company’s attainment of certain revenue-related performance objectives and to extend the applicable vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008. We also granted to Mr. Suleman, subject to receipt of the same stockholder approval, 1,131,994 performance-vesting restricted shares, which are also subject to the Company’s attainment of certain revenue-related performance objectives and Mr. Suleman’s continued employment, and vest in two equal installments beginning on March 16, 2007. Also on March 16, 2006, and subject to stockholder approval, we approved the cancellation of the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and the replacement of them with 2,868,006 fully vested restricted stock units with a deferred distribution date. Finally, subject to receipt of the stockholder approvals described above, we also approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004.

This report is respectfully submitted by the compensation committee.

Sandra J. Horbach, Chairperson

Theodore J. Forstmann

Herbert J. Siegel

Director Compensation

Our directors who are members of management (currently only Mr. Suleman) do not receive additional compensation for their service on the Board of Directors. The compensation that has been paid to Mr. Suleman in connection with his service as the Company’s chief executive officer is described below in the executive compensation section of this Proxy Statement.

We compensate each of our directors who is not an employee of the Company or any of its subsidiaries, a general partner or employee of Forstmann Little & Co. or a relative of any such person for his or her service on the Board of Directors through a combination of cash payments and stock option grants. For meetings occurring in the year ended 2005, Katherine Brown, David W. Checketts, Sandra J. Horbach, Michael A. Miles, Herbert J. Siegel and Charles P. Rose each earned quarterly payments in the amount of $5,000 for their service on the Board and, if applicable, $2,500 for their service on a committee of the Board. Ms. Brown and Messrs. Checketts and Miles served on the audit committee in 2005, and Ms. Horbach and Mr. Siegel served on the compensation committee.

On October 25, 2002, the Company granted options to purchase 50,000 shares of common stock of the Company to David W. Checketts, J. Anthony Forstmann and Michael A. Miles. On February 28, 2003, the Company granted Charles P. Rose, Jr. options to purchase 50,000 shares of common stock of the Company. The exercise price of the options granted to Messrs. Checketts, Forstmann, Miles and Rose is $16.00, which was based on the estimated fair market value of the underlying common stock of the Company on the date of grant. The options have a term of ten years and vest in four equal annual installments beginning on the first anniversary of the grant date, so long as the holder is a director of the Company on the applicable vesting date. On July 28, 2003, the Company granted options to purchase 50,000 shares of common stock of the Company to Herbert J. Siegel. The exercise price of Mr. Siegel’s options was the initial public offering price of $19.00 per share. On March 2, 2004, the Company granted options to purchase 10,000 shares of common stock of the Company to each of Messrs. Checketts and Miles at an exercise price of $18.79, which is equal to the fair market value on the date of grant. On September 29, 2004, the Company granted options to purchase 50,000 shares of common stock of the Company to Katherine Brown. The exercise price of Ms. Brown’s options is $12.71, which is equal to the fair market value on the date of grant.

Executive Compensation

The following table sets forth information with respect to compensation for the last three completed fiscal years (or, if shorter, the actual period of employment) paid for services to the Company’s Chief Executive Officer and the Company’s three other most highly paid executive officers during the fiscal year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Position	Year	Base Salary ($)	Bonus ($)	Securities Underlying Options (#)		Restricted Stock Grant ($)		All Other Compensation ($)(1)
Farid Suleman Chairman and Chief Executive Officer	2005 2004 2003	1,074,375 943,750 1,000,000	681,000 750,000 —	450,000 400,000 —	(3)	1,250,000 — —	(2)	3,213 3,213 4,138

Judith A. Ellis Chief Operating Officer	2005 2004 2003	494,583 391,667 320,833	158,333 208,333 229,167	125,000 125,000 100,000		— — —		3,333 15,333 11,172

Patricia Stratford Acting Chief Financial Officer(4)	2005	144,333	100,000	15,000		—		859

Randy L. Taylor Vice President-Finance and Secretary(5)	2005 2004 2003	192,600 249,985 225,000	— 75,000 25,000	— 30,000 —		— — —		3,421 10,335 11,260

(1)	Included in 2005 are payments for matching contributions to the Citadel Broadcasting Company 401(k) Retirement Savings Plan, premiums for term life insurance and car allowances, as summarized by the table below.

	Plan Contributions ($)	Insurance Premiums ($)	Auto Allowance ($)
Farid Suleman	3,075	138	—
Judith A. Ellis	3,075	258	—
Patricia Stratford	799	60	—
Randy L. Taylor	3,075	46	300

(2)	The Company granted to Mr. Suleman 1,250,000 shares of restricted stock under the Long-Term Incentive Plan effective September 20, 2005, which vest in three equal annual portions beginning on September 20, 2006, subject to Mr. Suleman’s continuous employment through the applicable vesting date. As described in Proposal 2 in this Proxy Statement, subject to the Company’s receipt of the stockholder approval sought in Proposal 2, on March 16, 2006, the compensation committee approved modifications to the vesting terms of these shares of restricted stock to make them subject to the Company’s satisfaction of certain revenue-related performance objectives and to extend the vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008.
(3)	As described in Proposals 2 and 3 in this Proxy Statement, on March 16, 2006, subject to the Company’s receipt of the stockholder approvals sought in Proposals 2 and 3, the compensation committee of the Board of Directors approved the cancellation of the options to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 per share granted to Mr. Suleman under the Long-Term Incentive Plan effective March 26, 2004.
(4)	Ms. Stratford became an executive officer of the Company effective September 14, 2005.
(5)	Mr. Taylor ceased to be an employee and executive officer of the Company effective October 1, 2005.

Grants of Stock Options and Other Awards under the Long-Term Incentive Plan in Last Fiscal Year

The following table shows all options to acquire shares of common stock of the Company granted to the executive officers and former executive officer named in the Summary Compensation Table above for the fiscal year ended December 31, 2005.

	Option Grants in Last Fiscal Year
	Individual Grants
	Date of Grant	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Citadel Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name						5%($)	10%($)
Farid Suleman(4)	2/24/2005	450,000	24.8%	$13.64	2/24/2015	$3,860,155	$9,782,391
Judith A. Ellis(4)	2/24/2005	125,000	6.9%	13.64	2/24/2015	1,072,265	2,717,331
Patricia Stratford(4)	2/24/2005	15,000	0.8%	13.64	2/24/2015	128,672	326,080
Randy L. Taylor(5)	—	—	—	—	—	—	—

(1)	The table shows the percentage of total options granted to employees during the fiscal year ended December 31, 2005.
(2)	The exercise price is the equivalent of the market value of shares of common stock of the Company at the time of grant.
(3)	These amounts are based on assumed annual appreciation rates of 5% and 10%, as prescribed by the SEC rules, and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The amounts have been calculated using the market value per share of common stock of the Company on the date of grant.
(4)	These options become exercisable at a rate of 25% per year, with the first 25% exercisable on February 24, 2006, and an additional 25% becoming exercisable on each of February 24, 2007, 2008 and 2009.
(5)	Mr. Taylor ceased to be an employee and executive officer of the Company effective October 1, 2005.

The only other award under a long-term incentive plan that the Company made to an executive officer or former executive officer named in the Summary Compensation Table in this Proxy Statement during the fiscal year ended December 31, 2005 was the grant to Mr. Suleman under the Long-Term Incentive Plan, effective September 20, 2005, of 1,250,000 shares of restricted stock. The restrictions on the restricted stock lapse, and the shares vest, in three annual portions, beginning on September 20, 2006. As described in more detail under Proposal 2 in this Proxy Statement, on March 16, 2006, subject to stockholder approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan at the Annual Meeting, the compensation committee approved the modification of the vesting terms of the 1,250,000 shares of restricted stock to subject them to additional criteria based on the Company’s attainment of certain revenue-related performance objectives and to extend the applicable vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows the aggregate options exercised by the executive officers named in the Summary Compensation Table above for the fiscal year ended December 31, 2005, as well as the value of the options held by such persons on December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Farid Suleman(2)	—	—	4,250,000	750,000	$41,251,000	$—
Judith A. Ellis	—	—	81,250	268,750	—	—
Patricia Stratford	—	—	7,500	27,500	—	—
Randy L. Taylor(3)	—	—	—	—	—	—

(1)	The amounts have been calculated using the closing price of common stock of the Company on the NYSE on December 31, 2005, which was $13.44 per share.
(2)	On March 16, 2006, the compensation committee approved the cancellation of the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and replacement of them with 2,868,006 fully vested restricted stock units with a deferred distribution date. The compensation committee also approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004. The effectiveness of these actions is subject to the Company’s receipt of the stockholder approval sought in Proposals 2 and 3 in this Proxy Statement.
(3)	Mr. Taylor ceased to be an employee and executive officer of the Company effective October 1, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2005: (1) the number of shares of common stock of the Company that are issuable upon the exercise of stock options outstanding under our equity compensation plans; (2) the weighted average exercise prices of such securities; (3) the number of shares of restricted common stock that have been awarded under the Long-Term Incentive Plan; and (4) the number of securities available for grant under Long-Term Incentive Plan.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Option, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares underlying Restricted Stock Awards (c)		Number of Securities Remaining Available for Future Issuance Under The Long-Term Incentive Plan (excluding Columns (a) and (c)) (d)
Equity Compensation Plans Approved by Stockholders(1)	9,168,641	(2)	$10.43	1,250,000	(3)	3,699,609	(4)
Equity Compensation Plans Not Approved by Stockholders	None		—	—		—
Total	9,168,641		$10.43	1,250,000		3,699,609

(1)	The Company has two equity compensation plans in effect, both of which were approved by stockholders: (1) the Long-Term Incentive Plan, the material features of which are described under the heading, “Fiscal 2005 Executive Compensation” at page 14 of this Proxy Statement and in Proposal 2 to this Proxy Statement; and (2) the Stock Option Agreement, dated April 23, 2002, as amended, by and between the Company and Farid Suleman (the “Stock Option Agreement”), the material terms of which are described under the heading, “Compensation of the Chief Executive Officer” at page 15 of this Proxy Statement and in Proposal 3 to this Proxy Statement.

(2)	Includes fully-vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement. Also includes options to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 per share granted to Mr. Suleman on March 26, 2004 under the Long-Term Incentive Plan. As described in Proposals 2 and 3 in this Proxy Statement, on March 16, 2006, subject to the Company’s receipt of the stockholder approvals sought in Proposals 2 and 3, the compensation committee of the Board of Directors approved the cancellation of the 4,150,000 fully vested options and the replacement of them with 2,868,006 fully vested restricted stock units with a deferred distribution date, and the cancellation of the options to purchase 400,000 shares of common stock.
(3)	Includes 1,250,000 shares of restricted stock granted to Mr. Suleman under the Long-Term Incentive Plan effective September 20, 2005, which vest in three equal annual portions beginning on September 20, 2006, subject to Mr. Suleman’s continuous employment through the applicable vesting date. As described in Proposal 2 in this Proxy Statement, subject to the Company’s receipt of the stockholder approval sought in Proposal 2, on March 16, 2006, the compensation committee approved modifications to the vesting terms of these shares of restricted stock to make them subject to the Company’s satisfaction of certain revenue-related performance objectives and to extend the vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008.
(4)	As described in Proposal 2 in this Proxy Statement and subject to the Company’s receipt of the stockholder approval sought in Proposal 2, on March 16, 2006, the compensation committee approved (1) the cancellation of options to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 per share granted to Mr. Suleman on March 26, 2004 under the Long-Term Incentive Plan and (2) the grant, in the aggregate, of 1,281,994 performance-vesting restricted shares to Mr. Suleman, Ms. Ellis and Ms. Stratford. If stockholder approval of Proposal 2 in this Proxy Statement is received at the Annual Meeting, there will be 2,898,747 shares of common stock of the Company remaining available for issuance under the Long-Term Incentive Plan.

Stock Performance Graph

The following graph compares the cumulative total stockholder return on common stock of the Company since its initial public offering against the cumulative total return of (i) the S&P 500 Index, (ii) the S&P Broadcasting & Cable TV Index, and (iii) an index consisting of certain peer radio broadcasting companies with which the Company competes. The peer group index is comprised of the common stock of Cox Radio, Inc. and Entercom Communications Corp.

Source: Tradeline, Standard & Poor’s

	08/2003	09/2003	12/2003	03/2004	06/2004	09/2004	12/2004	03/2005	06/2005	09/2005	12/2005
Citadel Broadcasting Corporation	$100.00	$95.69	$108.33	$84.50	$70.56	$62.08	$78.35	$66.49	$55.45	$66.49	$65.94
S&P 500	100.00	100.87	113.15	115.07	117.05	114.86	125.46	122.89	124.56	129.05	131.10
S&P Broadcasting & Cable TV	100.00	99.68	111.53	97.92	93.01	89.88	101.61	102.80	94.00	91.74	84.71
Peer Group	100.00	99.09	116.18	98.92	81.26	70.73	77.75	77.78	72.89	69.55	65.03

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Mr. Suleman’s Employment Arrangements

Farid Suleman joined the Company in March 2002. The key terms of his employment were governed by a letter, dated February 15, 2002, from Theodore J. Forstmann of Forstmann Little & Co. to Mr. Suleman. Such terms were modified by the compensation committee of the Board of Directors effective September 20, 2005 and are currently the following;

•	Mr. Suleman’s annual salary is $1.25 million per year and is subject to annual review and adjustment by the compensation committee;

•

Mr. Suleman is eligible to receive an annual bonus of between $1 million and $2 million, the actual value of which is to be set by the compensation committee and to be payable either in cash or in the form of warrants to purchase our common stock, at the option of the compensation committee, in both cases in accordance with past practices, and generally is based on the Company’s overall performance during the last fiscal year. If the bonus is paid in the form of warrants to purchase shares of common stock of the Company, the warrants will be valued, as determined by the compensation committee, on the date of payment. The warrants will be fully vested at the time of payment and will have a ten-year term;

•	Mr. Suleman received options and purchased shares of common stock of the Company in connection with his appointment as Chief Executive Officer, as described below;

•	Mr. Suleman is eligible to receive grants of long-term incentive compensation awards under the Long-Term Incentive Plan; and

•	Mr. Suleman is entitled to the Company’s standard employee benefit package.

On April 23, 2002, the Company granted to Mr. Suleman options to purchase 4,150,000 shares of common stock of the Company in connection with his becoming the Company’s Chief Executive Officer. These options have a term of ten years and have a per share exercise price of $3.50. The $3.50 exercise price was determined by negotiations between the Company and Mr. Suleman and was not based on fair market value. While such options are outstanding, Mr. Suleman may exercise the options for purposes of proportionately participating in the sale of shares of common stock of the Company by the Forstmann Little partnerships or in a change of control of the Company in which the Forstmann Little partnerships cease to own any shares of voting stock. Mr. Suleman’s stock option agreement also provides that, if there is a sale of shares of the common stock of the Company by the Forstmann Little partnerships or a change of control of the Company in which Forstmann Little partnerships cease to own any shares of voting stock, Mr. Suleman may be required by the Company to proportionately exercise his options and participate in the sale of shares by the Forstmann Little partnerships. These provisions related to Mr. Suleman’s exercise of the options in connection with sales by the Forstmann Little partnerships are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine the ABC Radio Stations and the ABC Radio Network with the Company, in accordance with the terms of the ABC Radio Merger Agreement. The Company has the option to purchase, at their fair value, all of the shares of common stock of the Company purchased by Mr. Suleman upon exercise of his options after his termination of employment. On March 16, 2006, the compensation committee approved the cancellation of these fully vested options and the issuance to Mr. Suleman in their place of 2,868,006 fully vested restricted stock units with a deferred distribution date.

The Company has made three grants of long-term incentive compensation awards under the Long-Term Incentive Plan to Mr. Suleman: effective March 26, 2004, the Company granted to Mr. Suleman the option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 per share; effective February 24, 2005, the Company granted to Mr. Suleman the option to purchase 450,000 shares of common stock of the Company at an exercise price of $13.64 per share; and effective September 20, 2005, the Company granted to Mr. Suleman 1,250,000 shares of restricted stock, which vest in three annual portions, beginning on September 20, 2006. As described in more detail under Proposals 2 and 3 in this Proxy Statement, on March 16, 2006, subject to stockholder approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan at the Annual Meeting, the compensation committee approved the modification of the vesting terms of the 1,250,000 shares of restricted stock to subject them to additional criteria based on the Company’s attainment of certain revenue-related performance objectives and to extend the applicable vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008. The compensation committee also granted to Mr. Suleman, subject to receipt of the same stockholder approval, 1,131,994 performance-vesting restricted shares, which are subject to the Company’s attainment of certain revenue-related performance objectives and Mr. Suleman’s continued employment, and vest in two equal installments beginning on March 16, 2007. Also on March 16, 2006, and subject to the stockholder approvals sought in Proposals 2 and 3 in this Proxy Statement, the compensation committee approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company granted to him on March 26, 2004.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

The Board of Directors recommends that you vote FOR the election of the three nominees to serve as Class III directors on the Company’s Board of Directors.

Board of Directors

The Company’s Board of Directors is currently composed of nine directors.

The Company’s amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The term of the initial Class I directors terminated on the date of the 2004 annual meeting of stockholders; the term of the initial Class II directors terminated on the date of the 2005 annual meeting of stockholders; and the term of the initial Class III directors will terminate on the date of the 2006 annual meeting of stockholders.

Beginning in 2004, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their respective successors are elected and qualified. A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of our common stock, to designate a nominee for election to the Company’s Board of Directors, and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected. The nominees of the Forstmann Little partnerships are Theodore J. Forstmann, Sandra J. Horbach and J. Anthony Forstmann, of whom only Theodore J. Forstmann is a Class III director whose term of office will terminate on the date of the 2006 annual meeting of stockholders and is accordingly standing for re-election at the meeting.

Nominees

Upon the recommendation of the Board of Directors, the following three directors listed in the table below are nominated for election to serve as Class III directors for a term of three years and until their respective successors are elected and qualified. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of such other person(s), if any, as the Board of Directors may designate. A plurality of the votes cast at the Annual Meeting will elect each Class III director. Stockholders may not grant a proxy for a greater number of persons than three, which is the number of nominees identified herein.

Name	Age	Position
Theodore J. Forstmann	66	Director (Class III)
Michael A. Miles	66	Director (Class III)
Farid Suleman	54	Chief Executive Officer and Chairman of the Board (Class III)

Theodore J. Forstmann has been a Director since 2001. He has been a general partner of FLC XXXII and FLC XXXIII since the partnerships’ inceptions, and he co-founded Forstmann Little & Co. in 1978. Mr. Forstmann is a director of IMG Worldwide Holdings, Inc. and 24 Hour Fitness Worldwide, Inc. He was also a director of McLeodUSA Incorporated until December 2005. He is the brother of J. Anthony Forstmann.

Michael A. Miles has been a Director since 2001. Mr. Miles served as Chairman and Chief Executive Officer of Philip Morris Companies, Inc. from 1991 to 1994. He is also a director of AMR Corporation, Dell Inc., Sears Holdings and Time Warner Inc. He is also a special limited partner of Forstmann Little & Co. and serves on the Forstmann Little advisory board.

Farid Suleman is the Company’s Chairman of the Board and Chief Executive Officer. Mr. Suleman joined the Company in March 2002. Prior to joining the Company, from February 2001 to February 2002, Mr. Suleman was President and Chief Executive Officer of Infinity Broadcasting Corp., one of the largest radio and outdoor advertising companies in the United States. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity Broadcasting from September 1998 to February 2001 when Infinity Broadcasting was acquired by Viacom Inc. Mr. Suleman was named Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. Mr. Suleman is a director of Westwood One, Inc. and was also Westwood One’s Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has also been a special limited partner of Forstmann Little & Co. since March 2002 and was a director of McLeodUSA Incorporated until December 2005.

Directors

The remaining incumbent directors, whose terms of office are not expiring, are as follows:

Name	Age	Position
Katherine Brown	40	Director (Class II)
J. Anthony Forstmann	67	Director (Class I)
Sandra J. Horbach	45	Director (Class II)
Charles P. Rose, Jr.	64	Director (Class I)
Herbert J. Siegel	77	Director (Class II)
Wayne T. Smith	60	Director (Class I)

The current terms of the Class I and Class II directors expire on the dates of the 2007 and 2008 annual meetings of stockholders, respectively.

Katherine Brown has been a director since 2004. Ms. Brown was a Senior Vice President at Time Warner Inc. responsible for mergers and acquisitions until March 31, 2006. She joined Time Warner in September 2001 from Citigroup where she was a Managing Director in the M&A department. She spent ten years as an investment banker covering the media sector, both in the US and Europe. Ms. Brown also spent three years as a banker at the European Bank for Reconstruction and Development in London and Moscow.

J. Anthony Forstmann has been a Director since 2001. He has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm, since October 1987. In 1968, he co-founded Forstmann-Leff Associates, an institutional money management firm with $6 billion in assets. He is a special limited partner of Forstmann Little & Co. He is the brother of Theodore J. Forstmann.

Sandra J. Horbach has been a Director since 2001. Ms. Horbach is a Managing Director and Head of the Consumer/Retail Group at The Carlyle Group. The Carlyle Group is a global private equity investment firm with $39 billion under management. She was a general partner of FLC XXXII and FLC XXXIII from 1993 to 2004 and has been a limited partner since 2004. She is also a director of The Yankee Candle Company, Inc.

Charles P. Rose, Jr. has been a Director since 2003. Mr. Rose currently serves as executive producer, executive editor and host of Charlie Rose, a nightly one-hour interview program on the PBS television network, which premiered in 1991. Since 1998, he also has served as a correspondent for the CBS television network news program 60 Minutes II.

Herbert J. Siegel has been a Director since 2003. Mr. Siegel was Chairman of the Board and President of Chris-Craft Industries, Inc. and Chairman of the Board of BHC Communications, Inc. until July 2001, when the two companies were acquired by The News Corporation Limited. Mr. Siegel was a senior advisor to The News Corporation Limited. He is currently a consultant to News America, Inc. Mr. Siegel is also a director of IMG Worldwide Holdings Inc.

Wayne T. Smith is Chairman of the Board, President and CEO of Community Health Systems, Inc. (“CHS”), which owns and operates 73 full-service, acute care hospitals in 21 states. Prior to joining CHS, Mr. Smith was with Humana Inc. for 23 years. He served as President and COO of Humana Inc. and was also a member of their Board of Directors. Prior to his tenure as President and COO, Mr. Smith held a wide variety of senior management positions with Humana. Mr. Smith serves on the Boards of Praxair, Inc.; the Nashville Health Care Council; and the Federation of America’s Hospitals, for which he was also the 2003 Chairman. Mr. Smith is a former director of the American Association of Health Plans and the Health Insurance Association of America. He also serves as advisor to numerous other health care related entities. Mr. Smith also serves on the Board of 24 Hour Fitness Worldwide, Inc. and is a limited partner of certain affiliated partnerships of Forstmann Little & Co.

PROPOSAL 2—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE OBJECTIVES THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE LONG-TERM INCENTIVE PLAN

The compensation committee of our Board of Directors recommends that you vote FOR the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan, as described in this Proposal 2.

Approval of this Proposal 2 will enable the compensation committee to use the Long-Term Incentive Plan more effectively to make tax-efficient performance-based compensation awards, including grants of performance shares to the Company’s chief executive officer, chief operating officer and acting chief financial officer that the compensation committee made on March 16, 2006, contingent on stockholder approval of the matters described in this Proposal 2.

Description of Proposal

At the meeting, you will be asked to approve the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Company generally may not, for federal income tax purposes, deduct from its income the compensation paid during a taxable year to a person who, on the last day of such year, is the chief executive officer (or person acting in that capacity) or among the four other highest compensated employees of the Company and its subsidiaries (each such person, a “covered executive”), to the extent such compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance objectives under which such compensation is determined and paid are disclosed to and approved by the stockholders of the Company.

On March 16, 2006, the compensation committee approved the grant under the Long-Term Incentive Plan of performance shares of common stock of the Company to three executive officers and approved modifications to the existing grant of restricted common stock of the Company to the Company’s chief executive officer. Specifically, subject to stockholder approval of this Proposal 2, the compensation committee took the following actions:

•	the grant to Mr. Suleman of 1,131,994 performance shares under the Long-Term Incentive Plan, which vest in two equal portions annually, beginning on March 16, 2007, subject to Mr. Suleman’s continuous employment with the Company through the vesting date and the Company’s attainment of revenue-related performance objectives during the applicable 12-month period;

•	the grant to Ms. Ellis of 100,000 performance shares under the Long-Term Incentive Plan, which vest in two equal portions annually, beginning on March 16, 2007, subject to Ms. Ellis’ continuous employment with the Company through the vesting date and the Company’s attainment of revenue-related performance objectives during the applicable 12-month period;

•	the grant to Ms. Stratford of 50,000 performance shares under the Long-Term Incentive Plan which vest in two equal portions annually, beginning on March 16, 2007, subject to Ms. Stratford’s continuous employment with the Company through the vesting date and the Company’s attainment of revenue-related performance objectives during the applicable 12-month period;

•	the modification of the terms of Mr. Suleman’s previously granted 1,250,000 time-vesting restricted shares, which were granted under the Long-Term Incentive Plan pursuant to the Restricted Stock Agreement, dated October 25, 2005, such that instead of vesting in one-third portions annually, beginning on September 20, 2006, subject only to Mr. Suleman’s continuous employment with the Company through the applicable vesting date, the shares will vest instead in equal portions on January 1, 2007, October 1, 2007 and October 1, 2008 subject to the additional requirement that the Company attain certain revenue-related performance objectives during the applicable 12-month period; and

•	the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004.

The compensation committee recommends that you vote FOR the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan, as described in this Proposal 2.

Summary of the Material Terms of Performance Awards and Performance Objectives

The following is a summary of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan. The statements made herein concerning the terms and provisions of the Long-Term Incentive Plan are summaries and do not purport to be a complete recitation of the Long-Term Incentive Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Long-Term Incentive Plan. A copy of the Long-Term Incentive Plan is attached hereto as Appendix B and is incorporated by reference herein. Copies of the Long-Term Incentive Plan also are available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

Use of Performance Objectives under Awards. The purpose of the Long-Term Incentive Plan and the use of performance-based awards is to strengthen the Company and our subsidiaries by providing an incentive to our employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. Our compensation committee believes that our growth is dependent upon our ability to attract, employ and retain employees, officers, consultants and directors of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The compensation committee has found that granting incentive awards has been highly effective in recruiting and retaining competent personnel and directors. Performance-based compensation will be awarded if the compensation committee determines that such awards are in the best interest of the Company and its stockholders. Performance objectives for awards will be determined by the compensation committee and will be designed to support the Company’s business strategy and to align employees’ interests with stockholder interests.

Eligibility for Performance Awards. Employees (including future employees who have received a formal written offer of employment), officers, consultants, independent contractors and directors of the Company and our subsidiaries generally will be eligible to receive performance share awards, performance unit awards and other awards the vesting of which is contingent on the attainment of specified performance objectives. In making its selection and in determining the form and amount of awards, the compensation committee may give consideration to the functions and responsibilities of the eligible person, his or her past, present and potential contributions to the Company and such other factors as the compensation committee deems relevant.

Maximum Amount of Compensation. The maximum amount of an individual performance-based award that may be granted to any individual under the Long-Term Incentive Plan for any year may not exceed the lesser of 10,000,000 shares or the maximum number of shares reserved for issuance and not already underlying an existing grant under the Long-Term Incentive Plan. In this regard, if an award unit is denominated in dollars, the dollar amount in which the award is denominated, divided by the fair market value of a share of common stock of the Company on the date the award unit is granted, cannot exceed the maximum number of shares reserved for issuance and not already underlying an existing grant under the Long-Term Incentive Plan. Currently, 10,000,000 shares of common stock of the Company have been reserved for issuance in connection with the grant of awards under the Long-Term Incentive Plan, subject to adjustment in the event of a stock split, recapitalization or other similar change affecting the common stock of the Company. As of March 30, 2006, outstanding restricted stock awards and options to purchase shares of common stock of the Company, in the aggregate, represent 6,187,509 shares of common stock of the Company. As a result, as of March 30, 2006, 3,780,741 shares of common stock remain available for future issuance under the Long-Term Incentive Plan. If stockholder approval of this Proposal 2 is received at the Annual Meeting, there will be 2,898,747 shares of common stock of the Company remaining available for issuance under the Long-Term Incentive Plan.

Performance Awards. The compensation committee, in its discretion, may grant performance-based awards to eligible individuals, the terms and conditions of which shall be set forth in an agreement between the Company and the grantee. Each agreement shall specify the number of performance shares or performance units to which it relates, the performance objectives which must be satisfied in order for the performance shares or performance units to vest and the time period within which such performance objectives must be satisfied.

Performance Shares. Performance shares are restricted shares of common stock of the Company. Unless the compensation committee determines otherwise, and as set forth in each agreement, the grantee of a performance share shall have all of the rights of a stockholder with respect to such share (except for the right to transfer the share), including the right to vote the share and to receive all dividends or other distributions paid or made with respect to the share.

Performance shares vest upon the attainment of specified performance objectives within a specified performance cycle (generally at least a 12 month period), provided the grantee has remained employed by the Company or one of its subsidiaries through a specified date. Until such vesting date, the performance shares will be held in escrow and will not be delivered to the grantee. During such time, the performance shares may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated, nor will they be delivered to the grantee. The compensation committee may also impose other restrictions and conditions on the performance shares, if any, as it deems appropriate.

Performance shares granted under the Long-Term Incentive Plan generally will not be taxed to the recipient, or deductible by the Company, at the time of grant, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”). If the recipient does not make a Section 83(b) Election, then on the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. If the recipient does make a Section 83(b) Election, then the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on the date of the grant over the purchase price of the stock, if any. The recipient’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount equal to the compensation income recognized by the recipient (i) in the case where the recipient does not make a Section 83(b) Election, at the time that the shares are no longer subject to a substantial risk of forfeiture or (ii) in the case where the recipient makes a Section 83(b) Election, on the date of grant. The compensation income recognized on the vesting of performance shares by an employee is subject to federal and state income and employment tax withholding.

Performance Units. Performance units may be denominated in shares or a specified dollar amount. Contingent upon the attainment of specified performance objectives within the performance cycle, performance units represent the right to receive payment as provided in the Long-Term Incentive Plan of (a) in the case of share-denominated performance units, a share of common stock of the Company or the fair market value of a share of common stock of the Company on a date specified by the compensation committee, (b) in the case of dollar-denominated performance units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of performance objective attainment; provided that the compensation committee may at the time the performance unit is granted specify a maximum amount payable in respect of a vested performance unit. Payment to grantees in respect of vested performance units shall be made as soon as practicable after (x) the specified vesting date or (y) the last day of the performance cycle to which such award relates, as provided in the grant agreement, but in no event after the fifteenth day of the third month following the end of the taxable year of the Company in which the applicable performance objective is obtained.

Unless the compensation committee determines otherwise, and as set forth in each agreement, the grantee of a performance unit shall have all of the rights of a stockholder with respect to the shares underlying such unit to receive all dividends or other distributions paid or made with respect to such shares.

The holder of performance units generally will recognize compensation income in an amount equal to the cash or the fair market value of the shares of common stock of the Company on the date that the holder of the performance unit becomes entitled to payment of the cash or shares of common stock of the Company. The compensation income recognized by an employee on the date that the holder of the performance unit becomes entitled to payment of the cash or shares is subject to federal and state income and employment tax withholding. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Performance Objectives that May be Applied under the Long-Term Incentive Plan. Awards intended to qualify as performance-based compensation under Section 162(m) will be subject to performance objectives based on one or more of the following business criteria, in the compensation committee’s discretion at the time of grant: (i) earnings per share; (ii) share price; (iii) pre-tax profits; (iv) net earnings; (v) return on equity or assets; (vi) sales (revenue) or (vii) any combination of the foregoing. Performance objectives may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

The performance objectives with respect to a performance period will be established in writing by the compensation committee by the earlier of (x) the date on which a quarter of the performance period has elapsed or (y) the date which is ninety (90) days after the commencement of the performance period, and in any event while the performance relating to the performance objectives remain substantially uncertain. At the time of the granting of a performance award, or at any time thereafter, in either case to the extent permitted under Section 162(m) and the regulations thereunder, without adversely affecting the treatment of the performance award as performance-based compensation, the compensation committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any performance award that is intended to constitute performance-based compensation made to a grantee who is subject to Section 162(m), the compensation committee must certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as performance-based compensation.

Summary of Certain Other Material Terms Contained in the Long-Term Incentive Plan

The following is a summary of certain other material provisions of the Long-Term Incentive Plan. The statements made herein concerning terms and provisions of the Long-Term Incentive Plan are summaries and do not purport to be a complete recitation of the Long-Term Incentive Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Long-Term Incentive Plan. A copy of the Long-Term Incentive Plan is attached hereto as Appendix B and is incorporated by reference herein. Copies of the Long-Term Incentive Plan also are available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

Purpose of the Long-Term Incentive Plan. The purpose of the Long-Term Incentive Plan is to strengthen the Company and our subsidiaries by providing an incentive to our employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. Our compensation committees believe that our growth is dependent upon our ability to attract, employ and retain employees, officers, consultants and directors of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The compensation committee has found that granting incentive awards has been highly effective in recruiting and retaining competent personnel and directors. The growing competition among companies for capable employees, officers, consultants and directors makes it necessary for us to maintain a strong and competitive incentive program.

Eligibility and Participation. Employees (including future employees who have received a formal written offer of employment), officers, consultants, independent contractors and directors of the Company and our subsidiaries generally will be eligible to receive incentive and nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards to receive up to the aggregate number of shares of common stock of the Company authorized for issuance under the Long-Term Incentive Plan. In making its selection and in determining the form and amount of awards, the compensation committee may give consideration to the functions and responsibilities of the eligible person, his or her past, present and potential contributions to the Company and such other factors as the compensation committee deems relevant.

Awards under the Long-Term Incentive Plan. Awards under the Long-Term Incentive Plan may be in the form of any one or more of the following: (i) incentive stock options qualifying under Section 422 of the Internal Revenue Code and non-qualified stock options; (ii) stock appreciation rights; (iii) performance awards, including performance shares and performance share units; (iv) restricted stock and (v) phantom shares.

All cash proceeds from the exercise of options will constitute general funds of the Company. It is not presently possible to determine the dollar value of award payments that may be made, or the individuals who may be selected for such awards, in the future under the Long-Term Incentive Plan. As of April 17, 2006, there were 9 members of our Board of Directors. As of March 30, 2006, the Company and our subsidiaries employed 3,394 employees, of whom all are eligible to receive awards under the Long-Term Incentive Plan.

Stock option and restricted stock grants under the Long-Term Incentive Plan made during the fiscal year ended December 31, 2005 to the Chief Executive Officer and each of the other named executive officers are shown in the Summary Compensation Table and the table titled Option Grants in Last Fiscal Year, contained in this Proxy Statement. Options and restricted stock granted during the fiscal year ended December 31, 2005 to all executive officers as a group represented an aggregate of 1,840,000 shares, to all employees (excluding executive officers) as a group represented an aggregate of 1,221,790 shares. No options or restricted stock were granted to directors who are not executive officers during the year ended December 31, 2005.

Shares Subject to the Long-Term Incentive Plan; Maximum Amount of Compensation. Currently, 10,000,000 shares of common stock of the Company have been reserved for issuance in connection with the grant of awards under the Long-Term Incentive Plan, subject to adjustment in the event of a stock split, recapitalization or other similar change affecting the common stock of the Company. As of March 30, 2006, outstanding restricted stock awards and options to purchase shares of common stock of the Company, in the aggregate, represent 6,187,509 shares of common stock of the Company. As a result, as of March 30, 2006, 3,780,741 shares of common stock remain available for future issuance under the Long-Term Incentive Plan. If stockholder approval of Proposal 2 in this Proxy Statement is received at the Annual Meeting, there will be 2,898,747 shares of common stock of the Company remaining available for issuance under the Long-Term Incentive Plan.

Upon the granting of an option or award, the number of shares available for granting of further options and awards will be reduced. Whenever any outstanding option or award or portion thereof expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or award, the shares allocable to the expired, canceled, settled or otherwise terminated portion of the option or award may again be the subject of options or awards granted under the Long-Term Incentive Plan.

The amount of an individual award that may be granted to any individual under the Long-Term Incentive Plan for any year may not exceed the lesser of 10,000,000 shares or the maximum number of shares reserved for issuance and not already underlying an existing grant under the Long-Term Incentive Plan. In this regard, if an award unit is denominated in dollars, the dollar amount in which the award is denominated, divided by the fair market value of a share of common stock of the Company on the date the award unit is granted, cannot exceed the maximum number of shares reserved for issuance and not already underlying an existing grant under the Long-Term Incentive Plan.

Stock Options and Terms. The number of options to purchase shares of common stock of the Company that may be granted and the timing of grants to eligible persons under the Long-Term Incentive Plan are subject to the discretion of the compensation committee that administers the Long-Term Incentive Plan. The compensation committee will determine, among other things, the persons to whom options will be granted, the types of options granted, the number of shares subject to options and the exercise price. The compensation committee also determines the term of each option, the restrictions or limitations thereof and the manner in which each option may be exercised. Options granted under the Long-Term Incentive Plan will expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of incentive stock options granted to stockholders who own more than 10% of the outstanding common stock of the Company), except that upon the death of the optionee prior to the expiration of the option, an option may be exercised for up to one year following the date of the optionee’s death.

The nonqualified stock options granted under the Long-Term Incentive Plan must have an exercise price that is no less than 100% of the common stock’s fair market value at the date of grant. The exercise price of all incentive stock options granted must be at least equal to 100% of the fair market value of the common stock of the Company on the date of grant (110% in the case of incentive stock options granted to stockholders who own more than 10% of the outstanding common stock of the Company) as determined by the compensation committee or as otherwise set forth in the Long-Term Incentive Plan. The outstanding options granted under the Long-Term Incentive Plan have exercise prices ranging from $12.71 to $20.20 and expiration dates from October 25, 2012 to February 24, 2015.

Each option generally will become exercisable in such portions and at such times as may be designated by the compensation committee. The stock options that have been granted as of the date of this Proxy Statement generally vest ratably over a four-year period commencing one year after the date of grant. The Long-Term Incentive Plan provides that the compensation committee may provide for the exercise of an option by a variety of methods, including payment in cash or shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Long-Term Incentive Plan does not, however, permit an option holder to defer the issuance of shares upon the exercise of a non-qualified option. To the extent not exercised, vested portions of the option will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The committee may accelerate the exercisability of any option or portion thereof at any time.

Stock Appreciation Rights. The compensation committee may, in its discretion, grant stock appreciation rights in accordance with the Long-Term Incentive Plan, the terms and conditions of which will be set forth in an agreement with the grantee. The Long-Term Incentive Plan provides that stock appreciation rights may be granted only if the Company’s stock is traded on an established securities market. In addition, no stock appreciation right may be issued unless the exercise price of such right is at least equal to the fair market value of the underlying shares on the date of grant and the right does not provide for the deferral of compensation other than deferral of recognition of income until the exercise of the right. Further, stock appreciation rights may only be settled in shares of our common stock.

Restricted Stock. The compensation committee may grant awards to eligible individuals of restricted stock, which will be evidenced by an agreement between the Company and the grantee. Each agreement will contain such restrictions, terms and conditions as the compensation committee may, in its discretion, determine. Further, without limiting the generality of the foregoing, such agreements may require that an appropriate legend be placed on share certificates. Each agreement may also contain such vesting dates as the compensation committee may, in its discretion, determine. Unless the compensation committee determines otherwise, and as set forth in each agreement, the grantee of restricted stock shall have all of the rights of a stockholder with respect to such shares (except for the right to transfer the shares), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Other share-based awards. The compensation committee may grant a share award to any eligible individual on such terms and conditions as the compensation committee may determine in its sole discretion. Share awards may be made as additional compensation for services rendered by the eligible individual or may be in lieu of cash or other compensation to which the eligible individual is entitled. The compensation committee may only grant share awards if the compensation committee determines in good faith that such awards will not be treated as deferred compensation for purposes of Section 409A.

Phantom stock awards. The compensation committee may, in its discretion, grant shares of phantom stock to any eligible individual. Such phantom stock will be subject to the terms and conditions established by the compensation committee and set forth in the applicable agreement. Upon the vesting of a phantom stock award, the grantee will be entitled to receive a cash payment in respect of each share of phantom stock which shall be equal to the fair market value of a share as of the date the phantom stock award was granted, or such other date as determined by the compensation committee at the time the phantom stock award was granted. The compensation committee may, at the time a phantom stock award is granted, provide a limitation on the amount payable in respect of each share of phantom stock. In lieu of a cash payment, the compensation committee may settle phantom stock awards with shares having a fair market value equal to the cash payment to which the grantee has become entitled. All payments with respect to phantom stock awards shall be made no later than the fifteenth day of the third month following the end of the taxable year of the Company in which the phantom stock award vests.

Effect of Certain Transactions. The compensation committee may, at the time an option or award is granted or at any time thereafter, determine the effect of a Change in Control (as defined in the Long-Term Incentive Plan) on the option or award. In addition, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Long-Term Incentive Plan and the options and awards issued thereunder will continue in effect in accordance with their respective terms, except that, following a Transaction, either (i) each outstanding option or award will be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each optionee and grantee will be entitled to receive in respect of each share subject to any outstanding options or awards, as the case may be, upon exercise of any option or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the Transaction in respect of a share; provided, however, that such stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to such Transaction.

Long-Term Incentive Plan Amendment and Termination. The Long-Term Incentive Plan may be amended, suspended or terminated at any time by the compensation committee, but no amendment that would increase the maximum number of shares that may be subject to options or that may be awarded to a person or that would modify requirements as to eligibility for participation in the Long-Term Incentive Plan will be effective without approval of the stockholders, in accordance with the Internal Revenue Code; and no material revision will be effective without stockholder approval in accordance with the regulations of the SEC and NYSE. No amendment to the Long-Term Incentive Plan may, without the consent of the grantee, alter or impair any grant previously made under the Long-Term Incentive Plan. The Long-Term Incentive Plan will remain in effect until all shares of common stock of the Company reserved for issuance have been purchased or otherwise delivered, except that no awards may be granted under the Long-Term Incentive Plan later than ten years after its effective date of June 4, 2002.

Certain United States Federal Income Tax Consequences under the Long-Term Incentive Plan. The following is a brief description of certain federal income tax consequences to the Company and recipients of awards under the Long-Term Incentive Plan. This description is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this Proxy Statement, and all of which are subject to change, possibly on a retroactive basis.

Incentive Stock Options. Generally the option holder is not taxed and the Company is not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of Section 422 of the Internal Revenue Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of common stock of the Company acquired upon exercise of an incentive stock option until at least (1) one year after transfer of the shares pursuant to the exercise of the option and (2) two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long term capital gain or loss. However, the excess of the fair market value of the shares of stock as of the date of exercise over the exercise price is a tax preference item for the purposes of determining the option holder’s alternative minimum tax. If the shares are disposed of before those periods expire, which is called a disqualifying disposition, the option holder will be required to recognize ordinary income in an amount equal to the lesser of (1) the excess, if any, of the fair market value of the common stock of the Company on the date of exercise over the exercise price or (2) if the disposition is a taxable sale or exchange, the amount of gain realized on the disposition. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after exercise unless there has been a disqualifying disposition of the shares. Upon a disqualifying disposition, the Company will generally be entitled, at that time, to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

Non-Qualified Stock Options. The grant of non-qualified stock options under the Long-Term Incentive Plan will not result in the recognition of any taxable income by the participants. A participant will recognize compensation income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value of the acquired shares of common stock of the Company on the date the shares were acquired, and (ii) the exercise price (equal to the fair market value of the common stock of the Company on the date of grant) of the option. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option; the holding period of these shares begins on the day following the date of exercise. The compensation income recognized on exercise of the option by an employee is subject to withholding of federal and state income tax and employment tax.

Generally, the Company will be entitled to a deduction in the amount reportable as compensation income by the participant on the exercise of a non-qualified stock option.

Stock Appreciation Rights. The holder of a stock appreciation right is entitled to receive shares of the Company’s stock in an amount equal to the excess of the fair market value of the Company’s stock on the date of exercise over the strike price (equal to the fair market value of the Company’s stock on the date of grant) of the stock appreciation right. The recipient will recognize compensation income in an amount equal to the fair market value of the shares received on the date of exercise. The basis of any shares received will be equal to the fair market value of the shares on the date of exercise, and the holding period of the shares will begin on the day after the date of exercise. The compensation income recognized on exercise of a stock appreciation right by an employee is subject to withholding of federal and state income tax and employment tax.

Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Restricted Stock Grants. Restricted stock granted under the Long-Term Incentive Plan generally will not be taxed to the recipient, or deductible by the Company, at the time of grant, unless the recipient makes a Section 83(b) Election. If the recipient does not make a Section 83(b) Election, then on the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. If the recipient does make a Section 83(b) Election, then the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on the date of the grant over the purchase price of the stock, if any. The recipient’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount equal to the compensation income recognized by the recipient (i) in the case where the recipient does not make a Section 83(b) Election, at the time that the shares are no longer subject to a substantial risk of forfeiture or (ii) in the case where the recipient makes a Section 83(b) Election, on the date of grant. The compensation income recognized on the receipt of vesting or restricted stock by an employee is subject to withholding of federal and state income tax and employment tax.

Phantom Stock. A holder of phantom stock will recognize compensation income on the date on which the phantom shares vest, in an amount equal to the amount of cash payable to the holder. The compensation income recognized by an employee on the date on which the phantom shares vest is subject to withholding of federal and state income tax and employment tax. Generally, the Company will be entitled to a corresponding deduction, in an amount equal to the compensation income recognized by the holder.

Dividends-Equivalent Amounts. The compensation committee may determine at the time of grant that a holder of restricted stock or performance shares will be entitled to receive dividends or distributions, if any, paid to holders of common stock of the Company with respect to the share award. In such case, to the extent that the share award is still subject to a substantial risk of forfeiture (and provided that the holder has not made a Section 83(b) election with respect to such award), the holder will recognize compensation income on the date that the dividend or distribution is paid. The compensation income recognized by the holder is subject to withholding of federal and state income tax and employment tax. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the compensation income recognized by the holder.

Limits on Deductibility. Section 280G. Awards made under the Long-Term Incentive Plan may provide for accelerated vesting and/or accelerated payment in the event of a change of control of the Company. If there is a change of control of the Company, amounts paid under the Long-Term Incentive Plan may be characterized as “parachute payments” under Section 280G of the Internal Revenue Code. An employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Internal Revenue Code Section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Internal Revenue Code Section 280G. An employee generally is deemed to have received a “parachute payment” if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee’s “base amount”. The “base amount” generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the total parachute payments to such person over such person’s base amount.

Section 162(m). In addition, compensation in excess of $1 million (including amounts treated as compensation as described above) paid to the Company’s chief executive officer (or person acting in that capacity) and the Company’s four other most highly paid individuals will not be deductible unless the compensation is payable on the achievement of certain performance objectives or meets certain other exceptions under Section 162(m) of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax considerations under the Long-Term Incentive Plan.

PROPOSAL 3—APPROVAL OF THE CANCELLATION OF

CERTAIN FULLY VESTED 2002 STOCK OPTIONS HELD BY CEO AND

REPLACEMENT OF THEM WITH FULLY VESTED RESTRICTED STOCK UNITS

The compensation committee of our Board of Directors recommends that you vote FOR the approval of the agreement described in this Proposal 3 to cancel certain fully vested stock options held by Mr. Suleman and to replace them with fully vested restricted stock units.

Proposal to Cancel Options and Replace them with Restricted Stock Units

At the meeting, you will be asked to approve the terms of the agreement (the “Agreement”) by and between the Company and Farid Suleman, our chief executive officer, pursuant to which the Company will cancel the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share (the “2002 Stock Options”) granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended (the “Stock Option Agreement”), and will replace them with 2,868,006 fully vested restricted stock units with deferred distribution dates (the “RSUs”). The RSUs are an unfunded, unsecured commitment of the Company to deliver shares of common stock of the Company on the dates specified in the RSUs.

The Stock Option Agreement was entered into, and the 2002 Stock Options were granted, to provide an attractive compensation package to our chief executive officer to retain him, motivate him to devote his full energies to our success, reward him for his services and align his interests with the interests of our stockholders. In furtherance of these objectives and the other considerations described below, the compensation committee has approved the Agreement, pursuant to which the Company would exchange options that are in-the-money for restricted stock units that represent a number of shares of common stock of the Company equal to the number that Mr. Suleman would have received if he had exercised the 2002 Stock Options in a cashless exercise on March 16, 2006, the date on which the compensation committee approved the Agreement. The RSUs will be fully vested as of the date of grant, and Mr. Suleman will be entitled to receive dividends or distributions, if any, paid to the holders of common stock of the Company as if he were a holder of the shares underlying the RSUs. (Mr. Suleman was not entitled to receive dividend equivalents under the 2002 Options, but would have received dividends on the common stock of the Company if he had exercised his 2002 Options.) The distribution of the shares underlying the RSUs will be deferred and made in two equal portions on March 16, 2007 and March 16, 2008. The compensation committee believes that the Agreement is consistent with the Company’s policy to provide attractive compensation packages to our executive officers and is in the best interests of the Company and its stockholders.

The compensation committee recommends that you vote FOR the approval of this Proposal 3 to cancel certain fully vested stock options held by Mr. Suleman and replace them with fully vested restricted stock units.

Background

In the spring of 2002, the Board of Directors granted the 2002 Stock Options to Mr. Suleman in connection with his agreeing to serve as the Company’s chief executive officer. The 2002 Stock Options are nonqualified stock options with a ten-year term. The options vested 25% at the date of grant and 25% over each of the next three years, and, as of March 16, 2006, the grant was fully vested and unexercised. There are approximately six years remaining on the full option term.

The compensation committee has considered the terms of Mr. Suleman’s overall compensation package, particularly in light of changes in the Company’s dividend policy and the desire to motivate Mr. Suleman to continue his employment with the Company as we move forward with the merger with ABC Radio. The compensation committee discussed with the Company’s outside accounting and legal advisors approaches by which to restructure Mr. Suleman’s compensation arrangements. The compensation committee also employed the services of an outside compensation consultant to evaluate the proposed approaches.

In its considerations, the compensation committee took into account the competitive employment market for comparable chief executive officer positions, Mr. Suleman’s historical contribution to our success and his unique value. The members also assessed his performance, the nature of his responsibilities, his contributions and importance to the Company, his historical compensation and the nature and extent of his other forms of compensation.

On March 16, 2006, the compensation committee approved an overall approach to Mr. Suleman’s long-term incentive compensation that seeks to benefit from deductions under Section 162(m) of the Internal Revenue Code (“Code”) that may be available to the Company with respect to compensation paid to Mr. Suleman while at the same time seeking to motivate Mr. Suleman to devote his full energies to our success, reward him for his services and align his interests with the interests of our stockholders. In connection therewith, subject to the Company’s receipt of stockholder approval to this Proposal 3 and Proposal 2 in this Proxy Statement, as applicable, the compensation committee approved the following:

•	the cancellation of the 2002 Options and replacement of them with the RSUs;

•	the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004;

•	the modification of the terms of Mr. Suleman’s previously granted 1,250,000 time-vesting restricted shares, which were granted under the Long-Term Incentive Plan pursuant to the Restricted Stock Agreement, dated October 25, 2005, such that instead of vesting in one-third portions annually, beginning on September 20, 2006, subject only to Mr. Suleman’s continuous employment with the Company through the applicable vesting date, the shares will begin to vest on January 1, 2007, subject to the additional requirement that the Company attain certain revenue-related performance objectives; and

•	the grant to Mr. Suleman of 1,131,994 performance shares under the Long-Term Incentive Plan, which vest in two equal portions annually, beginning on March 16, 2007, and subject to the same vesting requirements as Mr. Suleman’s modified restricted share grant.

Material Terms of the 2002 Stock Options

On April 23, 2002, subject to the terms and conditions of the Stock Option Agreement, the Company granted to Mr. Suleman the 2002 Stock Options. These are options to purchase 4,150,000 shares of common stock of the Company for a term of ten years at a per share exercise price of $3.50. The options vested 25% at the date of grant and 25% over each of the next three years and were fully vested as of March 16, 2006.

The statements made herein concerning the terms and provisions of the 2002 Stock Options are summaries and do not purport to be a complete recitation of the Stock Option Agreement provisions. Such statements are qualified in their entirety by express reference to the full text of the Stock Option Agreement. The Company filed the Stock Option Agreement with the Securities Exchange Commission as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (No. 333-89844), and a copy of the Stock Option Agreement may be obtained through the Securities Exchange Commission’s (the “SEC”) website, www.sec.gov. A copy of the Stock Option Agreement is also available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

Material Terms of the Proposed RSUs

Following is a summary of certain material terms of the Agreement. The statements made herein concerning the terms and provisions of the Agreement are summaries and do not purport to be a complete recitation of the Agreement provisions. Such statements are qualified in their entirety by express reference to the full text of the Agreement, which is attached hereto as Appendix C. A copy of the Agreement may also be obtained through the SEC’s website, www.sec.gov, and is also available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

The Agreement provides that, subject to stockholder approval of the Agreement, Mr. Suleman will surrender to the Company the 2002 Stock Options, the Company will cancel the 2002 Stock Options and, in consideration therefor, the Company will grant to Mr. Suleman, on the terms and conditions set forth therein, an award of 2,868,006 fully vested restricted stock units.

The RSUs are notional units of measurement denominated in shares of common stock of the Company. That is, one RSU is equivalent in value to one share of common stock of the Company, subject to the terms of the Agreement. The RSUs are an unfunded, unsecured commitment of the Company to deliver shares of common stock of the Company on the dates specified in the Agreement.

Fully Vested RSUs. The RSUs are fully vested as of the date of grant. As a result, Mr. Suleman is entitled to receive distribution of the common stock of the Company underlying the RSUs in accordance with the terms of the Agreement. In the event of Mr. Suleman’s death prior to the delivery to him of the vested shares of common stock of the Company represented by the RSUs, such shares will be delivered to his estate or designated beneficiary.

Payment of Award. The RSUs shall be satisfied by a delivery of the number of shares of common stock of the Company equal to the number of RSUs being satisfied. Delivery of the shares in satisfaction of the RSUs shall be made on the applicable distribution date: (a) with respect to one-half of the shares of common stock of the Company represented by the RSUs, March 16, 2007, and (b) with respect to the remaining one-half of the shares of common stock of the Company represented by the RSUs, March 16, 2008. The RSUs shall be paid in shares of common stock of the Company to Mr. Suleman after deduction of any applicable withholding tax.

Dividends. At any time prior to the distribution of the shares of common stock of the Company represented by the RSUs, dividends or other distributions, if any, paid in cash to holders of record of common stock of the Company shall be paid to Mr. Suleman on the date on which they are paid to holders of common stock of the Company generally, as if the RSUs held by Mr. Suleman were outstanding shares of common stock of the Company, and if any such dividends or distributions are paid to holders of common stock of the Company of record on a date between the date of grant and date stockholder approval of the Agreement is received, then, if stockholder approval is received, Mr. Suleman shall be entitled to such dividends or distributions with respect to the RSUs, and they shall be paid to him promptly after receipt of stockholder approval but not later than the fifteenth day of the third month following the end of the taxable year in which the dividend or distribution is declared; in all cases after deduction of any applicable withholding tax.

Restrictions on Transfer. Neither the award nor any of the RSUs governed thereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by Mr. Suleman. After the shares are distributed to him, however, there will not be any restrictions on their subsequent disposition.

No Voting Rights. The RSUs granted pursuant to the Agreement will not confer any voting rights upon Mr. Suleman, unless and until the award is paid in shares of common stock of the Company in accordance with the terms of the Agreement.

Adjustment Upon Certain Changes in Capitalization. In the event of any change in control, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the common stock of the Company after the date of the Agreement, the compensation committee is authorized, to the extent it deems appropriate, to make adjustments to the number and kind of shares of stock subject to the Agreement, including the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of restricted or unrestricted shares, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment by the Company or a subsidiary. Unless otherwise determined by the compensation committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and other criteria contained herein which were applicable to the shares of common stock of the Company underlying the RSUs being adjusted prior to such adjustment.

Tax Matters. The Company believes that Mr. Suleman generally will recognize compensation income in an amount equal to the fair market value of the common stock of the Company on the distribution date of the shares underlying the RSUs. If, prior to such distribution date, dividends or distributions are paid to him with respect to the shares underlying the RSUs, Mr. Suleman generally will recognize compensation income in the amount of such dividend or distribution on the date it is paid to him. The compensation income recognized by Mr. Suleman is subject to withholding of federal and state income tax and employment tax. The Company’s ability to deduct the payments to Mr. Suleman on the RSUs may be limited by Section 162(m) of the Internal Revenue Code or otherwise. The Company intends to take the position that the payments under the RSUs are not subject to Section 162(m) and otherwise are deductible by the Company. However, there can be no assurance that the Company’s position will be accepted by the Internal Revenue Service or a court.

PROPOSAL 4—APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee has recommended the firm of Deloitte & Touche LLP, independent certified public accountants, as the Company’s independent auditors for the year ending December 31, 2006.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants in this Proposal 4.

Representation of Independent Accountants at Annual Meeting

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

Deloitte & Touche LLP was engaged as the Company’s independent accountants for the year ended December 31, 2005. The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and the audit of management’s report on internal controls for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each year ended December 31, 2005 and 2004 were approximately $703,000 and $1,209,000, respectively. The 2004 amount includes approximately $461,000 related to the Company’s issuance of common stock of the Company and convertible notes in February 2004 and approximately $50,000 for accounting consultations.

Audit-Related Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s 401(k) plan for the years ended December 31, 2005 and 2004 were $25,000 and $15,000, respectively. Deloitte & Touche LLP also billed approximately $11,000 related to professional services rendered in connection with the Company’s quarterly dividend paid to stockholders of record on November 30, 2005.

Tax Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered in connection with tax compliance, tax advice, and tax planning for the years ended December 31, 2005 and 2004 were zero and approximately $7,000, respectively.

All Other Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered in conjunction with the ABC Radio Merger Agreement for the year ended December 31, 2005 were approximately $294,000. Deloitte & Touche did not render professional services other than those described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the year ended December 31, 2004.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures requiring audit committee review and approval in advance of all particular engagements for services provided by the Company’s independent auditors. Prior to rendering any audit and non-audit professional services, Deloitte & Touche discusses such services with the audit committee, and the committee pre-approves the scope of such services and the related estimated fees. The scope of all audit and non-audit services rendered by Deloitte & Touche during the year ended December 31, 2005 were pre-approved by the audit committee.

During the approval process, the audit committee considers the impact of the scope of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with the SEC rules and regulations.

SUBMISSION OF STOCKHOLDER PROPOSALS

It is anticipated that the 2007 annual meeting of stockholders of the Company will be held in May 2007. Any stockholders who intend to present proposals at the 2007 annual meeting of stockholders, and who wish to have such proposals included in the Company’s Proxy Statement for the 2007 annual meeting, must ensure that such proposals are received by the Secretary of the Company not later than December 20, 2006. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2007 proxy solicitation material. Any proposals should be sent to the Secretary, Citadel Broadcasting Corporation, 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128.

In addition, the Company’s by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at the principal executive office of the Company, not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of the stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made. To be in proper written form, the notice must contain certain information concerning the nominee and the stockholder submitting the nomination. These provisions may preclude stockholders from bringing matters before an annual meeting of the stockholders or from making nominations for directors at an annual meeting of stockholders.

OTHER MATTERS

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. No solicitation other than by mail is contemplated. The Company will reimburse brokers, banks, institutions and others holding common stock of the Company as nominees for their expenses in sending proxy solicitation material to the beneficial owners of such common stock of the Company and obtaining their proxies.

Eligible beneficial stockholders who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank, institutions or other nominee that provided the notification received contrary instructions from any beneficial stockholder at that address. This practice, known as “householding”, is designed to reduce printing and mailing costs. However, if a beneficial stockholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the stockholder may contact the Secretary of Citadel Broadcasting Corporation at (720) 804-5200 or at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128. Eligible registered stockholders receiving multiple copies of these documents can request householding by contacting the Company in the same manner. Persons holding shares through a bank, broker, institutions or other nominee can request householding by contacting the nominee.

By Order of the Board of Directors

Patricia Stratford
Secretary

Las Vegas, Nevada

April 17, 2006

APPENDIX A

CITADEL BROADCASTING CORPORATION

AUDIT COMMITTEE CHARTER

Statement of Policy

The Audit Committee of the Board of Directors shall provide assistance to the Board in fulfilling its oversight responsibilities relating to management’s conduct of the Company’s financial reporting process, the Company’s systems of internal accounting and financial controls, its disclosure controls and procedures, the annual independent audit of the Company’s financial statements, the quality and integrity of the Company’s financial statements, the Company’s compliance with applicable legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its independent auditors, and it shall prepare a report to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communications among the Committee, the directors, the independent auditors, the internal auditors and the financial management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and it shall have the full power to retain outside legal, accounting or other advisors to assist it in fulfilling its duties.

Committee Membership and Compensation

The Committee shall comprise at least three directors, each of whom shall meet the independence requirements under applicable laws and the rules of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”).

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board.

The Committee shall have at least one member who the Board has determined is an audit committee financial expert, as that term is defined by the SEC, and all members of the Committee shall be financially literate as required by the rules of the New York Stock Exchange. The members of the Committee shall not, directly or indirectly, receive any compensation from the Company, other than directors’ fees.

Responsibilities

The primary responsibility of the Committee is to assist the Board in overseeing the integrity of the Company’s financial reporting process and financial statements. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to assure to the directors and stockholders that the accounting and reporting practices of the Company are in accordance with all applicable requirements and present in clear and accurate fashion the information needed by investors to make responsible investment decisions.

The Committee shall appoint, retain and replace the Company’s independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors, all in accordance with applicable law, and in connection with the issuance of an audit report or related work. The independent auditors shall report directly to the Committee. The Committee shall have the sole authority to pre-approve each engagement (including the fees and terms of the engagement) of the Company’s independent auditors to perform auditing services or permitted non-audit services, all as described in the Securities Exchange

Act of 1934, and the Committee may establish pre-approval polices and procedures for the engagement of the Company’s independent auditors to provide audit or permissible non-audit services.

The Committee shall meet as often as it may determine, but not less than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall meet periodically with management, the Company’s internal auditors and its independent auditors in separate executive sessions.

The following shall be the common recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate given changing circumstances.

In carrying out its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

•	Discuss with management and the independent auditors the Company’s annual audited financial statements, including disclosures made in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and it shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent auditors’ reviews of the quarterly financial statements.

•	Review and discuss with management (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, major issues as to the adequacy of the Company’s internal controls and steps adopted in light of any material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues, accounting policies, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; (c) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures on the financial statements of the Company; and (d) the general types of information to be disclosed and presentations to be made with respect to any earnings press release (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance to be provided to analysts and ratings agencies.

•	Discuss the Company’s guidelines and policies with respect to how it manages risk assessment and risk management and discuss any major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

•	the adoption of, or changes to, the Company’s significant accounting principles and practices as suggested by the independent auditors, internal auditors or management.

•	any management or internal control letter issued or proposed by the independent auditors and the Company’s response to that letter.

•	any accounting adjustments that were noted or proposed by the auditors but that were not recorded.

•	Quarterly, review and discuss with the independent auditors:

•	The initial adoption of, and all significant changes to, critical accounting policies and practices used.

•	All alternative treatments of accounting information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

•	Other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	Review with the independent auditors any problems or difficulties the auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or their access to requested information and significant disagreements with management as well as management’s response.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditors

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

•	Review the experience and qualifications of the senior members of the independent auditors’ team.

•	Obtain annually from the independent auditors a written list of all of their relationships with and professional services provided to the Company and its related entities, as required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, and review no less frequently than annually a report from the independent auditors regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditors and the Company.

•	Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and whether the provision of non-audit services, if any, is compatible with maintaining the auditors’ independence.

•	With respect to qualifications, performance and independence of the independent auditors, take into account the opinions of management and the internal auditors and present its conclusions to the Board and take such additional actions as it deems appropriate to satisfy itself of the qualifications, performance and independence of the Company’s independent auditors.

•	In addition to the rotation of the lead audit partner every five years, consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

•	Set clear hiring policies for any employees or former employees of the independent auditors who may have been engaged on the Company’s account and take into account pressures that may exist on an auditor seeking a job with the Company.

•	As considered appropriate by the Committee, discuss with the independent auditors matters of audit quality and consistency.

Oversight of the Company’s Internal Audit Function

•	Review the significant reports to management prepared by the internal auditing department and any management responses.

•	Discuss with the internal audit department and the independent auditors the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

•	Obtain from the independent auditors assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

•	Obtain reports from management and the Company’s independent auditors as to whether the Company and its related entities are in conformity with the Company’s Code of Business Conduct and Ethics.

•	Review reports and disclosures of insider and affiliated party transactions.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Discuss with management and the Company’s independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Additionally the Committee shall:

•	Obtain the Board’s approval of this Charter and review and reassess its adequacy as conditions dictate, at least annually. In addition, a copy of this Charter shall be included on the Company’s website and the Company’s proxy statement shall state that this Charter is available on the Company’s website or upon the request of a stockholder of the Company.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters.

•	Evaluate the Committee’s performance on an annual basis.

•	Establish additional operating procedures to assure conformity with all communication and policy requirements of regulatory bodies relative to the conduct of the Committee.

•	Report regularly to the Board of Directors.

APPENDIX B

CITADEL BROADCASTING CORPORATION

AMENDED AND RESTATED 2002 STOCK OPTION AND AWARD PLAN

(As Amended and Restated May 24, 2005)

CITADEL BROADCASTING CORPORATION

2002 STOCK OPTION AND AWARD PLAN

1. PURPOSE.

The purpose of this Plan is to strengthen Citadel Broadcasting Corporation, a Delaware corporation (the “Company”) and its Subsidiaries, by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined).

2. DEFINITIONS.

For purposes of the Plan:

2.1. “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

2.2. “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.3. “Award” means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Share Award or any or all of them.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); PROVIDED, HOWEVER, that following a Change in Control clause (i) of this Section 2.5(b) shall not constitute “Cause.”

2.6. “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.7. A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than any of the Forstmann Little Partnerships or any of their Affiliates, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then-outstanding Shares or the combined voting power of the Company’s then-outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of immediately following the completion of the Initial Public Offering, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; PROVIDED, HOWEVER, that, if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization (1) with or into the Company or a direct or indirect subsidiary of the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A) the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; PROVIDED that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control shall actually have occurred.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.10. “Company” means Citadel Broadcasting Corporation, and any successor thereto.

2.11. “Director” means a director of the Company.

2.12. “Disability” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

(b) the term “Disability” as used in the Company’s long-term disability plan, if any; or

(c) in all other cases, the term “Disability” as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.13. “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14. “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.15. “Eligible Director” means any individual who is a Director as of the pricing of the Shares in an Initial Public Offering or who has consented to become a Director immediately following the completion of an Initial Public Offering and who is neither (1) an officer or employee of the Company or any of its Subsidiaries nor (2) a general partner of any partnership affiliated with the Forstmann Little Partnerships.

2.16. “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18. “Fair Market Value” on any date means (a) the closing price in the primary trading session for a Share on such date on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded), (b) if clause (a) is not applicable, the closing price of the Shares on such date on The Nasdaq Stock Market at the close of the primary trading session (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded) or (c) if neither clause (a) nor clause (b) is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

2.19. “Forstmann Little Partnerships” shall mean Forstmann Little & Co. Equity Partnership-VI, L.P.; Forstmann Little & Co. Equity Partnership-VII, L.P.; Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.; and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

2.20. “Grantee” means a person to whom an Award has been granted under the Plan.

2.21. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.22. “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

2.23. “Nonemployee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.24. “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.25. “Option” means a Nonqualified Stock Option, an Incentive Stock Option, or either or both of them.

2.26. “Optionee” means a person to whom an Option has been granted under the Plan.

2.27. “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.28. “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.29. “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.30. “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m) (4) (C) of the Code and the regulations promulgated thereunder.

2.31. “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.32. “Performance Objectives” has the meaning set forth in Section 8.

2.33. “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 8.

2.34. “Performance Units” means Performance Units granted to an Eligible Individual under Section 8.

2.35. “Phantom Stock” means a right granted to an Eligible Individual under Section 9 representing a number of hypothetical Shares.

2.36. “Plan” means this Citadel Broadcasting Corporation 2002 Stock Option and Award Plan, as amended and restated from time to time.

2.37. “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 7.

2.38. “Share Award” means an Award of Shares granted pursuant to Section 9.

2.39. “Shares” means the Class A common stock, par value $.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.40. “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

2.41. “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

2.42. “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.43. “Ten-Percent Shareholder” means an Eligible Individual, who at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Parent or a Subsidiary.

2.44. “Transition Period” means the period beginning with the Initial Public Offering and ending as of the earlier of (i) the date of the first annual meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs, or (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

3. ADMINISTRATION.

3.1. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; PROVIDED, HOWEVER, that from and after the date of an Initial Public Offering, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law and Section 3.4 of the Plan, the Committee may delegate its authority under the Plan to any other person or persons.

3.2. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares with respect to which each Award is granted, the terms and conditions (which need not identical) of each such Award, and make any amendment or modification to Award Agreement consistent with the terms of the Plan;

(c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4. The Board may delegate to one or more officers of the Company the authority (a) to designate the officers and employees who shall be Eligible Individuals and (b) to determine the Options or Awards to be granted to any such Eligible Individuals; PROVIDED HOWEVER, that no officer of the Company shall have the authority to grant Options or Awards to himself or herself. Any such delegation shall be made by resolution of the Board, and such resolution shall set forth the total number of Options and Awards subject to such delegation.

4. STOCK SUBJECT TO THE PLAN; GRANT LIMITATIONS.

4.1. The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is ten million (10,000,000). The Company shall reserve, for the purposes of the Plan, such number of Shares out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each.

4.2. Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; PROVIDED, HOWEVER, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

4.3. Whenever any outstanding Option or Award or portion thereof, expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

4.4. In no event may more than fifty thousand (50,000) Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

5. OPTION GRANTS FOR ELIGIBLE INDIVIDUALS.

5.1. AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2. EXERCISE PRICE. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; PROVIDED, HOWEVER, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3. MAXIMUM DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; PROVIDED, HOWEVER, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4. VESTING. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5. LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6. NON-TRANSFERABILITY. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to .trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.7. METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; PROVIDED, HOWEVER, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Sections 1.401(k)-1(d) (2) (iv) (B) (4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in (a) cash or (b) if permitted by the Committee in its discretion, through the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notion fractional Option and rounded to the Option to the Secretary of the Company who shall endorse thereon such exercise and return such Agreement to the Optionee. No Shares (or cash in lieu thereof) shall be issued upon exercise of an; the number of Shares that may be purchased upon exercise shall be the nearest number of whole Shares.

5.8. RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.9. SECTION 409A COMPLIANCE. It is the Company’s intent that no Option shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

6. STOCK APPRECIATION RIGHTS.

Provided the Company’s stock is traded on an established securities market, the Committee may in its discretion grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.

6.1. EXERCISE PRICE. No Stock Appreciation Right may be issued unless (a) the exercise price of the Stock Appreciation Right may never be less than the Fair Market Value of the underlying Shares on the date of grant and (b) the Stock Appreciation Right does not provide for the deferral of compensation other than deferral of recognition of income until the exercise of the Stock Appreciation Right.

6.2. TERMS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; PROVIDED, HOWEVER, that the Committee may provide that a Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive a distribution of Shares having a Fair Market Value equal to an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.3. NON-TRANSFERABILITY. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

6.4. METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

6.5. FORM OF PAYMENT. Payment of the amount determined under Sections 6.2 shall be made solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right. If the amount payable in Shares results in a fractional Share, no payment shall be made for the fractional Share.

6.6. COMPLIANCE WITH SECTION 409A. It is the Company’s intent that no Stock Appreciation Right shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

7. RESTRICTED STOCK.

7.1. GRANT. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7.

7.2. RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

7.3. NON-TRANSFERABILITY. Until all restrictions upon the shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

7.4. LAPSE OF RESTRICTIONS. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

7.5. DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

7.6. COMPLIANCE WITH SECTION 409A. It is the Company’s intent that Restricted Stock shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

8. PERFORMANCE AWARDS.

8.1. PERFORMANCE UNITS. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 8.3(c) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; PROVIDED, HOWEVER, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) VESTING AND FORFEITURE. Subject to Sections 8.3(c), a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) PAYMENT OF AWARDS. Subject to Section 8.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates but in no event after the fifteenth day of the third month following the end of the taxable year of the Company in which the applicable Performance Objective is obtained. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

8.2. PERFORMANCE SHARES. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) RIGHTS OF GRANTEE. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; PROVIDED, HOWEVER, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) NON-TRANSFERABILITY. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.2(c), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) LAPSE OF RESTRICTIONS. Subject to Sections 8.3(c), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) DELIVERY OF SHARES. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

8.3. PERFORMANCE OBJECTIVES.

(a) ESTABLISHMENT. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) sales, (vii) any combination of the foregoing or (viii), with respect to Performance Awards payable prior to the end of the Transition Period, such other criteria as the Committee may determine. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The

Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the. Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b) EFFECT OF CERTAIN EVENTS. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) DETERMINATION OF PERFORMANCE. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

8.4. NON-TRANSFERABILITY. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

8.5. COMPLIANCE WITH SECTION 409A. It is the Company’s intent that no Performance Unit be treated as a grant of deferred compensation for the purposes of Section 409A of the Code and that all ambiguities in construction be interpreted to effectuate such intent.

9. OTHER SHARE-BASED AWARDS.

9.1. SHARE AWARDS. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion provided that the Committee determines in good faith that such awards will not be treated as deferred compensation for purposes of Section 409A. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

9.2. PHANTOM STOCK AWARDS.

(a) GRANT. The Committee may, in its discretion grant shares of Phantom Stock to any Eligible Individuals. Such shall be subject to the terms and conditions established by the set forth in the applicable Agreement.

(b) PAYMENT OF AWARDS. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may settle Phantom Stock Awards with Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled. All payments with respect to Phantom Stock Awards shall be made no later than the fifteenth day of the third month following the end of the taxable year of the Company in which the Phantom Stock Award vests.

(c) COMPLIANCE WITH SECTION 409A. It is the Company’s intent that no Share Award or Phantom Stock Award be treated as the payment of deferred compensation for the purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

10. EFFECT OF A TERMINATION OF EMPLOYMENT.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iii) the maximum number and class of Shares or other stock or securities with respect to which Incentive Stock Options may be granted to any Eligible Individual during any calendar year and (iv) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Option or Award as Performance-Based Compensation.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

12. EFFECT OF CERTAIN TRANSACTIONS.

The Committee may, at the time an Option or Award is granted or at any time thereafter, determine the effect of a Change in Control on the Option or Award. In addition, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; PROVIDED, HOWEVER, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 12 shall be conclusively presumed to be appropriate for purposes of Section 11.

13. INITIAL PUBLIC OFFERING OPTION GRANTS FOR ELIGIBLE DIRECTORS.

13.1. GRANT. Effective as of the pricing of shares in an Initial Public Offering, each Eligible Director shall be granted an Option (the “IPO Option”) in respect of fifty thousand (50,000) Shares. The IPO Option shall be evidenced by an Agreement containing the terms set forth in this Section 13 and such other terms not inconsistent therewith as determined by the Committee.

13.2. PURCHASE PRICE. The purchase price for Shares under each IPO Option shall be equal to the Initial Public Offering price.

13.3. EXERCISABILITY. Subject to Section 13.4, each IPO Option shall become fully exercisable with respect to one-third of the Shares subject thereto on each of the first through third anniversaries of the date of grant so long as the Optionee continues to serve as a Director as of each such date.

13.4. DURATION. Each IPO Option shall terminate on the date which is the tenth anniversary of the date of grant, unless terminated earlier as follows:

(a) If an Optionee’s service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise the IPO Option granted to the Optionee hereunder to the extent, and only to the extent, that such Option or portion thereof was exercisable as of the date the Optionee’s service as a Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

(b) If an Optionee’s service as a Director terminates by reason of the Optionee’s resignation or removal from the Board due to Disability, the Optionee may for a period of twelve (12) months after such termination exercise the IPO Option granted to the Optionee hereunder to the extent, and only to the extent, that such IPO Option or portion thereof was exercisable as of the date the Optionee’s service as Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

(c) If an Optionee’s service as a Director terminates for Cause, the IPO Option granted to the Optionee hereunder shall immediately terminate in full to the extent unexercised.

(d) If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in Section 13.4(a) or within twelve (12) months after termination of service as a Director as described in Section 13.4(b), the IPO Option granted to the Optionee hereunder which has not then automatically terminated pursuant to this Section 13 may be exercised at any time within twelve (12) months after the Optionee’s death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full to the extent unexercised.

14. INTERPRETATION.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan and each Option and Award under the Plan are intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not have the ability to exercise any discretion, and shall not exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

(c) To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply.

15. TERMINATION AND AMENDMENT OF THE PLAN OR MODIFICATION OF OPTIONS AND AWARDS.

15.1. PLAN AMENDMENT OR TERMINATION. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; PROVIDED, HOWEVER, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.2. MODIFICATION OF OPTIONS AND AWARDS. Subject to Section 12, no modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be.

16. NON-EXCLUSIVITY OF THE PLAN.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17. LIMITATION OF LIABILITY.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

18.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

18.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock

Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

18.4. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

18.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19. MISCELLANEOUS.

19.1. MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

19.2. WITHHOLDING OF TAXES.

(a) At such times as an Optionee or Grantee recognizes wages in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes, employment taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”). The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.3. EFFECTIVE DATE. The effective date of this Plan shall be as determined by the Board, subject only to the approval by the holders of a majority of the securities of the Company entitled to vote thereon, in accordance with applicable law, within twelve (12) months of the adoption of the Plan by the Board.

19.4. POST-TRANSITION PERIOD. Following the Transition Period, any Option, Stock Appreciation Right or Performance Award granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by a majority of the shareholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

APPENDIX C

CITADEL BROADCASTING CORPORATION

AGREEMENT

with respect to the 2002 Stock Option Agreement

THIS AGREEMENT, dated as of March 16, 2006 (the “Date of Grant”), is entered into between Citadel Broadcasting Corporation, a Delaware corporation (together with any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof or otherwise, the “Company”), and Farid Suleman (the “Participant”).

WHEREAS, the Company and the Participant previously entered into that certain Stock Option Agreement, dated as of April 23, 2002, as amended on June 4, 2002 (the “Stock Option Agreement”), pursuant to which the Company granted to Participant the right and option to purchase, at an exercise price of $3.50 per share, all or any part of an aggregate of 4,150,000 whole shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Stock Options”);

WHEREAS, the Company desires to cancel all of the Stock Options and in consideration therefor to issue restricted stock units in the number and on the terms set forth herein;

WHEREAS, Participant desires to surrender all of the Stock Options and to receive, in consideration therefor, restricted stock units in the number and on the terms set forth herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that the Participant shall be granted an award of fully vested restricted stock units as detailed herein and subject to the restrictions stated below.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Cancellation of Stock Options; Restricted Stock Unit Award. Subject to the terms and conditions of this Agreement, and subject to the Company’s receiving approval of this Agreement by a majority vote cast by holders of record for such vote of the Common Stock outstanding and entitled to vote thereon (“Stockholder Approval”), Participant hereby surrenders to the Company his Stock Options, which as of the Date of Grant represented fully vested rights of the Participant to acquire shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and the Company hereby cancels such Stock Options. In consideration therefor, the Company hereby grants to the Participant, on the terms and conditions set forth herein, an award (the “Award”) of 2,868,006 fully vested restricted stock units of the Company (“RSUs”). The RSUs are notional units of measurement denominated in shares of Common Stock (that is, one RSU is equivalent in value to one share of Common Stock, subject to the terms hereof). The RSUs are an unfunded, unsecured commitment to deliver Common Stock. The RSUs shall be issued in the name of the Participant as soon as reasonably practicable after the grant is made and Stockholder Approval is received; provided that the Participant has executed and delivered to the Company this Agreement evidencing this Award and, in the discretion of the Committee, an escrow agreement and any other documents that the Committee may require as a condition to the issuance of the RSUs. After Stockholder Approval is received, the effective date of this Award shall be the Date of Grant.

Section 2. Vesting Requirements. This Award is fully vested as of the Date of Grant. The Participant is entitled to receive payment of this Award in accordance with Section 4 hereof. In the event of the Participant’s death prior to the delivery to the Participant of the vested shares of Common Stock represented by the RSUs, such shares shall be delivered to the Participant’s estate or designated beneficiary.

Section 3. Dividends. At any time prior to the distribution of the shares of Common Stock represented by the RSUs in accordance with Section 4 hereof, dividends or other distributions, if any, paid to holders of record of Common Stock shall be paid to the Participant on the date on which they are paid to holders of Common Stock generally, as if the RSUs held by the Participant were outstanding shares of Common Stock, and if any such dividends or distributions are paid to holders of Common Stock of record on a date between the Grant Date and date Stockholder Approval is received, then if Stockholder Approval is received Participant shall be entitled to such dividends or distributions with respect to the RSUs, and they shall be paid to Participant promptly after receipt of Stockholder Approval but not later than the fifteenth day of the third month following the end of the taxable year in which the dividend or distribution is declared; in all cases after deduction of any applicable withholding of tax made pursuant to Section 10 hereof.

Section 4. Payment of Award. The RSUs shall be satisfied by a payment of the number of shares of Common Stock equal to the number of RSUs being satisfied. Payment of the shares in satisfaction of the RSUs shall be made on the applicable Distribution Date. For purposes of this Agreement, “Distribution Date” shall mean (a) with respect to one-half of the shares of Common Stock represented by the RSUs, March 16, 2007, and (b) with respect to the remaining one-half of the shares of Common Stock represented by the RSUs, March 16, 2008. The RSUs shall be paid in shares of Common Stock to the Participant after deduction of any applicable withholding of tax made pursuant to Section 10 hereof.

Section 5. Restrictions on Transfer. At any time prior to the payment of the shares of Common Stock represented by the RSUs in accordance with Section 4 hereof, neither this Award nor any of the RSUs (or in the event the Distribution Date specified in Section 4(a) has occurred, the remaining RSUs) governed hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant.

Section 6. Voting Rights. The RSUs granted pursuant to this Agreement, will not confer any voting rights upon the Participant, unless and until the Award is paid in shares of Common Stock in accordance with Section 4 hereof.

Section 7. Acknowledgment and Waiver. By accepting this grant of RSUs, the Participant acknowledges and agrees that (i) this Agreement is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, except that no such modification, amendment, suspension or termination shall adversely alter or impair any of the Participant’s rights or obligations under this Agreement without his written consent thereto; (ii) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Committee; (iv) the Participant’s receipt of the Award shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Participant’s employment relationship at any time with or without Cause, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) the Participant is voluntarily canceling and surrendering his award of Stock Options under the Stock Option Agreement and receiving, in consideration therefor, this award of RSUs; (v) stock and stock grants, and grants of units in respect thereof, are an extraordinary item that is outside the scope of the Participant’s employment contract, if any; (vii) stock and stock grants, and grants of units in respect thereof, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, insofar as permitted by law; (viii) in the event that the Participant is not an employee of the Company, this grant of RSUs and the underlying shares of Common Stock will not be interpreted to form an employment contract or relationship with the Company or any subsidiary or affiliate of the Company; (ix) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (x) in consideration of this grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of this grant of RSUs or the underlying shares of Common Stock, if any, resulting from termination of the Participant’s employment (for any reason whatsoever, whether by the Participant or by the Company and whether or not in breach of local labor laws), and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 8. Adjustment Upon Certain Changes in Capitalization. In the event of any change in control, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Agreement, the Committee is authorized, to the extent it deems appropriate, to make adjustments to the number and kind of shares of stock subject to this Agreement, including the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of restricted or unrestricted shares, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment by the Company or a subsidiary. Unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and other criteria contained herein which were applicable to the shares of Common Stock underlying the RSUs being adjusted prior to such adjustment.

Section 9. No Right of Employment. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee of the Company or an affiliate or interfere in any way with the right of the Company or an affiliate to terminate the Participant’s employment at any time or to change the terms and conditions of such employment.

Section 10. Taxes.

(a) The grant of RSUs hereunder and the distribution of the underlying shares of Common Stock shall be conditioned on the Participant or the Representative having made appropriate arrangements with the Company to provide for the withholding of any taxes (including, for all purposes of this Section 10, FICA and other payroll taxes and social insurance contributions) required to be withheld by federal, state or local law with respect to such grant or distribution.

(b) The Participant shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the distribution hereunder of the underlying shares of Common Stock. The Participant shall surrender or the Company may withhold from delivery to the Participant a sufficient number of whole shares of Common Stock as may be necessary to cover all applicable withholding of any taxes at the time of the distribution of the underlying shares of Common Stock or the grant of the RSUs, unless alternative procedures for such payment are established by the Company. To the extent that any surrender of shares of Common Stock or alternative procedure for such payment is insufficient, the Participant authorizes the Company, its affiliates and subsidiaries, to deduct all applicable withholding taxes from the Participant’s compensation. The Participant agrees to pay to the Company any amount of withholding taxes that cannot be satisfied from wages or other cash compensation and that are not otherwise provided for hereunder.

(c) Regardless of any action that the Company takes with respect to any income tax, social insurance contribution, payroll tax, or other tax-related item (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains his responsibility, and that the Company (i) makes no representation or undertaking regarding the treatment of any Tax-Related Item in connection with any aspect of this grant of RSUs, including the grant, the distribution of the underlying shares of Common Stock, the subsequent sale of the underlying shares of Common Stock and the receipt of any dividends and (ii) does not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company any amount of Tax-Related Items that the Company or its subsidiaries may be required to withhold as a result of the Participant’s participation in this Agreement or Participant’s receipt of RSUs and subsequently shares of Common Stock that cannot be satisfied by the means previously described. The Company may refuse to deliver the RSUs and subsequently the shares of Common Stock if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Section 11. Miscellaneous.

(a) Any purported transfer or disposition in violation of this Agreement shall be null and void and given no further force and effect. The Company shall not be required (i) to transfer on its books any of the RSUs or underlying shares of Common Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such RSUs or shares of Common Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such RSUs or shares of Common Stock shall have been so transferred.

(b) Further Assurances. The parties hereto hereby agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Participant at his address then on file with the Company.

(d) Successors and Assigns. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Participant, the heirs and legatees of the Participant’s estate and his Representative, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Participant without the prior written consent of the Company.

(e) Severability; Counterparts. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same approval.

(f) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

*********************

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first written above.

CITADEL BROADCASTING CORPORATION

By:	/s/ Patricia Stratford
Name:	Patricia Stratford
Title:	Acting Chief Financial Officer

PARTICIPANT

By:	/s/ Farid Suleman
Farid Suleman (signatureof Participant)

000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
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ADD 6		C 1234567890 J N T

Annual Meeting Proxy Card

Proposals THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:
				For	Against	Abstain

1.          Election of three Class III directors to serve for a three-year term until the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (or their earlier resignation or replacement):

			2. To approve the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan.	☐	☐	☐
	For	Withhold		For	Against	Abstain
01 - Theodore J. Forstmann 02 - Michael A. Miles 03 - Farid Suleman	☐ ☐ ☐	☐ ☐ ☐

3.          To approve the terms of the agreement pursuant to which the Company will cancel the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended, and will replace them with 2,868,006 fully vested restricted stock units with deferred distribution dates.

				☐	☐	☐
				For	Against	Abstain
			4. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.	☐	☐	☐
				For	Against	Abstain
			5. To provide Farid Suleman and Patricia Stratford with discretionary authority to act upon such other matters as may properly come before the meeting.	☐	☐	☐

			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

			MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name appears herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

0 0 9 0 5 8	1 U P X	C O Y

Proxy - CITADEL BROADCASTING CORPORATION

7201 WEST LAKE MEAD BLVD., Suite 400

Las Vegas, NV 89128

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Farid Suleman and Patricia Stratford, each of them, as proxyholders and attorney-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Citadel Broadcasting Corporation, to be held at the JPMorgan Chase Conference Centers, 270 Park Avenue, 11th Floor Room C, New York, NY 10017, on Wednesday, May 24, 2006 at 8:30a.m., local time and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated April 14, 2006, and a copy of the Citadel Broadcasting Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Citadel Broadcasting Corporation, gives notice of such revocation.

This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH ON THE REVERSE SIDE AND “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE OBJECTIVES THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE CITADEL BROADCASTING CORPORATION AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN AND “FOR” THE APPROVAL OF MODIFICATIONS TO CERTAIN EXISTING LONG-TERM INCENTIVE COMPENSATION ARRANGEMENTS WITH OUR CHIEF EXECUTIVE OFFICER AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS AND “FOR” PROVIDING FARID SULEMAN AND PATRICIA STRATFORD WITH DISCRETIONARY AUTHORITY TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.